SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

SANDY SPRING BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

Wednesday, May 6, 2015, 3:00 p.m.

Manor Country Club

14901 Carrolton Road, Rockville, MD 20853

The 2015 annual meeting of shareholders of Sandy Spring Bancorp, Inc. will be held as indicated above for the purpose of considering:

(1)	The election of Ralph F. Boyd, Jr., Susan D. Goff, Robert L. Orndorff, and Daniel J. Schrider to serve as Class I directors with terms expiring at the 2018 annual meeting, in each case until their successors are duly elected and qualified;

(2)	A non-binding resolution to approve the compensation for the named executive officers;

(3)	The approval of the 2015 Omnibus Incentive Plan;

(4)	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year 2015; and

(5)	Such other business as may properly come before the annual meeting or any adjournment thereof.

The board of directors established March 6, 2015 as the record date for this meeting. Shareholders of record as of the close of business on that date are entitled to receive this notice of meeting and vote their shares at the meeting and any adjournments or postponements of the meeting.

Your vote is very important. The board urges each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting, as described on the card. If you choose to attend the meeting, you may withdraw your proxy and vote in person.

By order of the board of directors,

Ronald E. Kuykendall
General Counsel & Secretary

Olney, Maryland

March 31, 2015

Important Notice Regarding the Availability of Proxy Materials for the

2015 Annual Meeting of Shareholders to be Held on May 6, 2015

This proxy statement and the 2014 Annual Report on Form 10-K are available at www.sandyspringbank.com/proxy.

2

Sandy Spring Bancorp, Inc.

Proxy Statement

General Information

The board of directors of Sandy Spring Bancorp, Inc., (the “Company”) has furnished this proxy statement to you in connection with the solicitation of proxies to be used at the 2015 annual meeting of shareholders. The meeting will be held on Wednesday, May 6, 2015, at 3:00 p.m. at Manor Country Club, 14901 Carrolton Road, Rockville, Maryland 20853. The notice of annual meeting, the proxy card, and this proxy statement are being first mailed on or about March 31, 2015, to shareholders of record as of the close of business on March 6, 2015 (the “Record Date”). The mailing address of our executive offices is Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, MD 20832.

Who Can Vote and What Constitutes a Quorum

Shareholders of Company common stock, par value $1.00 per share, as of the close of business on the Record Date may vote. Each share of common stock is entitled to one vote. As of the Record Date 25,138,308 shares of common stock were outstanding and eligible to vote. When you execute your right to vote, you authorize the persons named as proxies to vote your shares per your instructions whether or not you attend the annual meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Proxies marked as abstentions and proxies for shares held in the name of a broker, or other nominee, marked as not voted (broker non-votes) will be counted only for purposes of determining a quorum at the annual meeting.

Exercising Your Right to Vote

By submitting your proxy instructions by card, telephone, or Internet in time to be voted at the annual meeting, the shares represented by your proxy will be voted in accordance with those instructions. Executed but unmarked proxies will be voted FOR the election of all nominees for director, FOR the approval of executive compensation, FOR the approval of the 2015 Omnibus Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2015. If you are a registered shareholder, meaning you hold your shares directly with the Company, and you do not return your proxy, no votes will be cast on your behalf on any of the items of business.

The board of directors does not know of any other matters that are to come before the annual meeting except for incidental or procedural matters. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy card will vote the shares represented by each proxy on such matters in accordance with their best judgment.

Shares Held Through a Broker

If you hold your shares through a broker, or other nominee, it is critical that you cast your vote if you want it to count in the election of directors (Proposal I), the advisory vote on executive compensation (Proposal II), or the approval of the 2015 Omnibus Incentive Plan (Proposal III). Your broker is not allowed to vote shares on your behalf on such matters without your specific instruction. If you do not instruct your broker how to vote on these matters, no votes will be cast on your behalf. Your broker will, however, continue to have discretion to vote any uninstructed shares on matters considered routine items, such as the ratification of the appointment of the independent registered public accounting firm (Proposal IV).

3

Telephone and Internet Voting

We are pleased to offer our shareholders the convenience of voting online and by telephone. If you hold your shares in street name, your broker may also allow you to provide voting instructions by telephone or via the Internet. Please check the proxy card for specific instructions on how you can vote your shares.

How to Attend the Meeting In Person and What to Bring

All shareholders will be asked to check-in at the registration desk prior to admittance to the meeting. Shareholders who own Company stock through a broker, or other nominee, will need to bring a statement as proof of ownership along with photo identification. No cameras or recording equipment will be permitted in the meeting, and all cell phones must be turned off. If you hold your shares through a broker, or other nominee, and you wish to vote your shares in person at the meeting, you will need to ask the holder for a legal proxy. You will need to bring the legal proxy with you to the meeting and turn it in with a signed ballot that will be provided to you at the meeting.

Changing Your Vote

Your presence at the annual meeting will not automatically revoke your proxy. However, you may revoke your proxy at any time prior to its exercise by 1) filing a written notice of revocation with Ronald E. Kuykendall, General Counsel and Secretary; or 2) delivering a duly executed proxy bearing a later date; or 3) attending the annual meeting and casting a ballot in person.

Delivery and Accessibility of Proxy Materials

To reduce costs, we utilize the householding rules of the Securities and Exchange Commission (“SEC”) that permit the delivery of one set of proxy materials to shareholders who have the same address to achieve the benefit of reduced printing and mailing costs. Shareholders residing at a shared address will continue to receive separate proxy cards. If you wish to receive a separate set of materials, please write or call as specified below, and we will promptly mail them to you at no charge. If a broker, or other nominee, holds your shares, please contact your broker or nominee directly.

The Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, excluding exhibits, as well as this proxy statement are available at www.sandyspringbank.com/proxy. Shareholders may obtain a copy of the exhibits to the Annual Report on Form 10-K by writing Ronald E. Kuykendall, General Counsel and Secretary, at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832. Shareholders also may access the Form 10-K including exhibits on the SEC web site at www.sec.gov.

Costs of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company also may solicit proxies through its directors, officers, and employees. The Company will also request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

Tabulation of Votes and Public Announcement of Results

The board of directors has appointed the Company’s transfer agent, Computershare, to act as inspector of election. A designated representative from Computershare, under oath, will carry out the duties of tabulating the votes at the meeting. The results will be announced at the end of the meeting, and filed with the SEC on Form 8-K within four business days. Shareholders may view the Form 8-K on the investor relations page of www.sandyspringbank.com.

4

PROPOSAL I: Election of Directors

The board of directors (“board”) is elected by shareholders to represent their interest in the Company. With the exception of those matters reserved for shareholders, the board is the highest and ultimate decision-making authority. The board works closely with executive management and oversees the development and execution of the Company’s business strategy.

Board Complement

The Company maintains a classified board, meaning that only a portion of the board is elected each year. The classified structure provides stability of leadership and supports our long-term strategy. The board is divided into three classes, nearly equal in number as possible. In general, the term of only one class of directors expires each year, and the directors within that class are elected for a term of three years or until their successors are elected and qualified.

There were no changes to the complement of directors on the board since the last proxy statement. If all director-nominees are elected, following the annual meeting the board will stand at 11 members.

Director-Nominees

Ralph F. Boyd, Jr., Susan D. Goff, Robert L. Orndorff, and Daniel J. Schrider have been nominated for re-election to a three-year term to expire in 2018.

Nomination Process

The Nominating Committee is responsible for recruiting and recommending candidates to the board. In exercising its duties, the committee considers the present skills and experience on the board and the qualifications that are desired in order to meet the Company’s changing needs.

The Corporate Governance Policy outlines the general competencies required of all directors including the highest standards in exercising his or her duty of loyalty, care and commitment to all of our shareholders. Prior to the recruitment of a new director the board gathers input from all directors in order to form a collective picture of the particular competencies needed to fulfill the board’s obligations and support our long-term strategy. Such competencies may include expertise in: the banking industry, financial matters, risk management, marketing, a geographic market, regional economics, strategic planning, executive management, technology or other relevant qualifications. The board also values diversity and seeks to include a broad range of backgrounds, experience and personality styles.

The Nominating Committee encourages suggestions for qualified director candidates from the chief executive officer, the chairman of the board, other directors, and from shareholders, and is responsible for the evaluation of such suggestions. Shareholders may submit suggestions for qualified director candidates by writing to Ronald E. Kuykendall, General Counsel and Secretary, at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832. Submissions should include information regarding a candidate's background, qualifications, experience and willingness to serve as a director. In addition, the Nominating Committee may consider candidates submitted by a third party search firm hired for this purpose. The Nominating Committee uses the same process for evaluating all nominees, including those recommended by shareholders, using the board membership criteria described above. Please see "Shareholder Proposals and Communications" on page 44.

Information About Nominees and Incumbent Directors

The following information sets forth the names of the nominees for election describing their skills, experience and qualifications for election. Each has given his or her consent to be nominated and has agreed to serve, if elected. If any person nominated by the board of directors is unable to stand for election, the shares represented by proxies may be voted for the election of such other person or persons as the present board of directors may designate.

5

Also provided is information on the background, skills, and experience of the remaining incumbent directors. Unless described otherwise, each director has held his or her current occupation for at least five years, and the ages listed are as of the Record Date.

The boards of directors of the Company and its principal subsidiary Sandy Spring Bank (“the Bank”) are composed of the same persons. Throughout this proxy statement, the singular use of "board of directors" or "board" shall be intended to refer to both boards unless otherwise indicated.

Voting Standard

With respect to the election of directors, a plurality of all the votes cast at the annual meeting will be sufficient to elect a nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW AS A DIRECTOR OF SANDY SPRING BANCORP, INC.

Class I Directors - Nominees for Terms to Expire at the 2018 Annual Meeting

Ralph F. Boyd, Jr., 58, Director since 2012

Mr. Boyd was named the CEO of the Massachusetts Region of The American Red Cross in 2014. Prior to that, he was the interim President and CEO for the Center City Public Charter Schools in Washington, DC where he continues to serve on the board of directors. From 2005 to 2012, Mr. Boyd was the President and CEO of the Freddie Mac Foundation. He is a Harvard Law School graduate and previously served as Assistant Attorney General for Civil Rights under the Bush administration and as Executive Vice President and General Counsel of Freddie Mac. Mr. Boyd maintains a primary residence in Laytonsville, MD with his family. He currently serves on the board of DirecTV and chairs its audit committee. Among other distinctions, Mr. Boyd also serves as chair of trustees for the National Housing Partnership Foundation, as treasurer of the American Association for People with Disabilities, and as a director on the regional and national boards of Easter Seals. Mr. Boyd’s qualifications for nomination include his extensive professional experience, public-company board experience, and risk management experience.

Susan D. Goff, 69, Director since 1994

Ms. Goff is the former Director and President of MD-Individual Practice Association, a subsidiary of Mid Atlantic Medical Services, Inc. (MAMSI), a publicly-held healthcare company. Ms. Goff was also an Executive Vice President of MAMSI. In 2004, MAMSI was sold to UnitedHealthcare and Ms. Goff became the regional executive overseeing all products in seven states. She retired in 2005. During her career, Ms. Goff was directly involved with strategic planning, marketing, and product development. Ms. Goff is valued for her executive management and public-company experience and her knowledge of compensation matters.

Robert L. Orndorff, Chairman, 58, Director since 1991

Mr. Orndorff is the founder and President of RLO Contractors, Inc., a leading residential and commercial excavating company based in central Maryland. Mr. Orndorff’s experience in building a highly successful business with a strong reputation for quality, teamwork, and integrity is a testament to his leadership ability and is also strongly aligned with Sandy Spring Bancorp’s culture and values. Mr. Orndorff brings to the board his extensive business experience, leadership skills, strategic planning skills, and knowledge of the local market.

6

Daniel J. Schrider, Director, 50, Director since 2009

Mr. Schrider was named to the position of president and chief executive officer on January 1, 2009 at which time he also joined the board of directors of Sandy Spring Bancorp, Inc. Mr. Schrider has been part of Sandy Spring Bank for over 25 years having joined the company in 1989 as a commercial lender. He advanced his career to the executive level in 2003 and became the Bank’s Chief Credit Officer. Mr. Schrider holds a bachelor's degree from the University of Maryland and an MBA from Mt. St. Mary's College. Mr. Schrider is also a graduate of the American Bankers Association Stonier Graduate School of Banking. A leader among community bankers, Mr. Schrider is currently the chair-elect of the Maryland Bankers Association, the chair of the Stonier Graduate School of Banking Advisory Board, and a sought-after guest speaker at local and national industry events. Mr. Schrider also embraces Sandy Spring Bank’s legacy of local, community involvement as he serves on the board of Medstar Montgomery Hospital in Olney, Maryland and on the board of Mount Airy Christian Academy.

Incumbent Class II Directors – Terms Expiring at the 2017 Annual Meeting

Mark E. Friis, Director, 59, Director since 2005

Mr. Friis is CEO of Rodgers Consulting, Inc., a land planning and engineering firm. He is a member of the American Institute of Certified Planners and has numerous affiliations with area professional and civic organizations as well as local government. He currently serves on the board of trustees for Hood College. Mr. Friis is valued for his business management experience, his sales and marketing skills, and in-depth knowledge of the local economy. Mr. Friis chairs the Bank’s Frederick advisory board, and currently chairs the Nominating Committee of the board.

Pamela A. Little, Director, 61, Director since 2005

Ms. Little has over 30 years of experience working with companies ranging from privately held start-up firms to large, publicly-traded government contracting firms.  She became the Executive Vice President and CFO of MTSI, an employee-owned government contractor, in 2014 and continues to serve on its board. Prior to that she was the CFO for CALIBRE Systems, Inc. from 2013 to 2014 and the CFO of Planned Systems International during early 2013.   Ms. Little was the Co-CEO at the former ATS Corporation, a publicly-traded provider of IT services, from 2011 to 2012, and was CFO from 2007 to 2011.  Ms. Little is on the advisory boards for K2 Group, Inc., Capstone Corporation, and Electrosoft Services, Inc. Ms. Little is valued for her range of business experience with public companies, her knowledge of mergers and acquisitions, executive management experience, human resources experience and her financial expertise.  Ms. Little currently chairs the Compensation Committee.

Craig A. Ruppert, Director, 61, Director since 2002

Mr. Ruppert is President and CEO of The Ruppert Companies which is comprised of commercial landscape construction and management located in seven states; tree-growing operations; and industrial property development. Mr. Ruppert serves on the board of directors of The Wills Group, a privately-held, local marketer of petroleum products in the Mid-Atlantic area. Mr. Ruppert is a former Class B director of the Federal Reserve Bank of Richmond and a noted, local philanthropist. A highly successful entrepreneur, Mr. Ruppert’s strengths lie in strategic planning, executive management, mergers and acquisitions and business expertise. Mr. Ruppert currently chairs the Risk Committee.

7

Incumbent Class III Directors – Terms Expiring at the 2016 Annual Meeting:

Robert E. Henel, Jr., 67, Director since 2011 Mr. Henel is the former Chairman, President and CEO of Annapolis Banking & Trust Company, an affiliate bank of the former Mercantile Bankshares Corp., a position he held for 16 years. Upon the acquisition of Mercantile, Mr. Henel became a regional president for PNC Bank for the Annapolis and Anne Arundel County Region until 2010. In addition to 39 years in the banking industry, Mr. Henel is a past chairman of trustees for the Anne Arundel Health System and a past chairman of the Anne Arundel Medical Center Foundation. He has served numerous community, civic, and industry organizations. Mr. Henel’s background in banking, executive management, and deep connections to the Annapolis market are highly valued by the board.

Gary G. Nakamoto, 51, Director since 2011 Mr. Nakamoto is the principal of The Nakamoto Group, LLC, a consulting firm located in McLean, Virginia. Previously, he was the Chairman of the former Base Technologies (1996 to 2011), a firm that specialized in IT, outsourcing, and consulting. Under Mr. Nakamoto’s leadership, Base Technologies was named one of the 2011 Best Places to Work in Virginia and was designated a Top 100 IT federal government contractor. Mr. Nakamoto is currently a member of the AAA Mid-Atlantic Washington Area Regional Board, a board member of the Virginia Chamber of Commerce, and a trustee for The Ohio University Foundation. He also serves as a director for 2015 World Police and Fire Games to be held in Fairfax, VA. Mr. Nakamoto’s qualifications include his experience in the government contracting field, executive management experience in the technology industry, his extensive knowledge of the Northern Virginia market, and familiarity with local, state and national government.

Dennis A. Starliper, 68, Director since 2010 Mr. Starliper worked for Provident Bankshares Corporation for 24 years and held the position of chief financial officer for 10 years. He retired in 2009. Prior to joining Provident, Mr. Starliper worked for Fairchild Industries, a Fortune 500 aerospace manufacturer. He is a CPA and holds an MBA from Southeastern University. He is currently an adjunct professor of Finance and Accounting for the Brown School of Business and Leadership at Stevenson University. Mr. Starliper currently chairs the Audit Committee. Among his many qualifications are deep industry experience with a large and respected, local bank; executive management experience with a publicly-traded company; risk management experience and financial expertise.

Mei Xu, 47, Director since 2012 Ms. Xu co-founded Pacific Trade International, Inc., a fully integrated global home fragrance and décor company, in 1994. Headquartered in Rockville, Maryland, PTI owns and operates Chesapeake Bay Candle®, a leading home fragrance brand that draws inspiration from Maryland’s shoreline, and Alassis®, an exclusive collection of fragrances inspired by sophisticated early Mediterranean civilizations, cultures, and gardens. Ms. Xu is a member of The Committee of 200 (C200), an invitation-only membership organization of the world’s most successful women entrepreneurs and corporate innovators. In 2012, Ms. Xu was honored by the World Trade Center Institute with the Maryland International Business Leadership Award and also inducted into the Enterprising Women Hall of Fame by Enterprising Women magazine. Ms. Xu is highly regarded for her knowledge of marketing and retail practices, business acumen, and strategic planning.

8

Corporate Governance and Other Matters

Corporate Governance Policy and Code of Business Conduct

The board remains committed to setting a tone of the highest ethical standards and performance for our management, officers, and the Company as a whole. The board believes that strong corporate governance practices are a critical element of doing business today. To that end, the Corporate Governance Policy is reviewed regularly to ensure that it reflects the best interests of the Company and its shareholders.

In addition, our board of directors has adopted a Code of Business Conduct (“the Code”) applicable to all directors, officers, and employees of the Company and its subsidiaries. It sets forth the legal and ethical standards that govern the conduct of business performed by the Company and its subsidiaries. The Code is intended to meet the requirements of Section 406 of the Sarbanes-Oxley Act of 2002, related SEC regulations, and the listing rules of Nasdaq Stock Market, Inc. More information about corporate governance, including the Corporate Governance Policy and the Code of Business Conduct, may be found on our investor relations website at www.sandyspringbank.com.

Director Independence

In accordance with the Corporate Governance Policy, no more than two inside directors may be on the board at any one time. All other directors must be independent. The board of directors has affirmatively determined that all directors other than Mr. Schrider are independent under Nasdaq's listing rules. The board of directors complies with or exceeds the independence requirements for the board and board committees established by the Nasdaq Stock Market, federal securities and banking laws and the additional standards included in our Corporate Governance Policy.

Board Leadership Structure, Education and Self-Assessment Process

The Company’s bylaws provide for the annual election of a chairman of the board from among the directors, and the Corporate Governance Policy states it is the board’s policy to separate the offices of the chairman and the chief executive officer. This separate role allows the chairman to maintain independence in the oversight of management. The chairman of the board also chairs the Executive and Governance Committee, which is comprised of the chairmen of the other standing committees (see Executive and Governance Committee description below).

The board is committed to self-improvement and has established an annual self-assessment process that evaluates a different aspect of board effectiveness each year. In 2014, that process was facilitated by The Center for Board Excellence (“CBE”), an independent consultant. All directors completed an individual peer assessment. The results of the evaluation were compiled by CBE, and a written report was given to the chairman and discussed with each director individually.

Board’s Role in Risk Oversight

The board fulfills a significant role in the oversight of risk in the company both through the actions of the board as a whole and those of its committees. On September 25, 2014 the board replaced the Credit and Investment Risk Committee with the Risk Committee. The Risk Committee was chartered to assume all of the duties and responsibilities of the former committee and given expanded responsibilities for broad risk oversight. The Risk Committee receives regular reports on: credit risk, asset quality, the adequacy of the allowance for loan and lease losses, investment risk profiles, interest rate risk, liquidity, capital adequacy, information security, vendor management, corporate insurance, litigation management and regulatory compliance. The Compensation Committee reviews reports on risk to the company associated with incentive compensation plans. The Audit Committee meets regularly with the independent registered public accounting firm to receive reports on the results of the audit and review process. In addition, the Audit Committee receives internal audit reports that enable it to monitor operational risk throughout the company and coordinates the findings with the Risk Committee through a liaison member who serves on both committees.

9

Board Committees

The board of directors has the following standing committees: Audit, Executive and Governance, Nominating, Compensation, and Risk. The charter for each committee may be found on our investor relations web site at www.sandyspringbank.com. Each committee’s function is described as follows:

Audit Committee - The Audit Committee is appointed by the board to assist in monitoring the integrity of the financial statements and financial reporting, including the proper operation of internal control over financial reporting and disclosure controls and procedures in accordance with the Sarbanes-Oxley Act of 2002, compliance with legal and regulatory requirements and the independence and performance of internal and external auditors. The Audit Committee reviews the quarterly earnings press releases, as well as the Forms 10-Q and 10-K prior to filing. All members of the committee meet all requirements and independence standards as defined in applicable law, regulations of the SEC, Nasdaq listing rules, the Federal Deposit Insurance Act and related regulations. The board has determined that Dennis A. Starliper, a former chief financial officer of a publicly-traded company, qualifies as an audit committee financial expert under the Nasdaq listing rules and applicable securities regulations.

Executive and Governance Committee - This committee conducts board business between regular meetings as needed and provides oversight and guidance to the board of directors to ensure that the structure, policies, and processes of the board and its committees facilitate the effective exercise of the board's role in governing the Company. The committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the board and its committees as stated in the Corporate Governance Policy. This committee is comprised of the chairmen of the standing committees of the board, the chairman of the board, and the president and CEO.

Nominating Committee - Members of this committee are independent directors within the meaning of the Nasdaq listing rules. In 2012, it was decided that, with the exception of the president and CEO, the same directors serving on the Executive and Governance Committee would also serve on the Nominating Committee. The Nominating Committee makes recommendations to the board with respect to nominees for election as directors. In exercising its responsibilities, the Nominating Committee considers general criteria and particular goals and needs of the Company for additional competencies or characteristics. The committee also has the authority to engage an outside search firm to source qualified candidates. See page 5 for a discussion of the nomination process.

Compensation Committee – Members of this committee are independent directors within the meaning of the Nasdaq listing rules. The Compensation Committee is responsible for developing executive compensation philosophy and determining all elements of compensation for executive officers including base salaries, short-term incentive compensation, equity awards, and retirement benefits. In addition, the committee considers other compensation and benefit plans on behalf of the board as required by regulation. The committee is charged with assessing whether the compensation plans encourage or reward unnecessary or excessive risk-taking by participants. The committee is also responsible for reviewing and making recommendations for non-employee director compensation. Until recently, the committee reviewed and made recommendations to the board regarding equity awards. In May 2013, the committee was given the authority to administer the 2005 Omnibus Stock Plan as the Stock Option Committee.

Risk Committee – The Risk Committee is responsible for assisting the board in its oversight of the Company’s enterprise risk management, including the review and approval of significant policies and practices concerning the various risks described in its charter as well as the analysis and assessment of potential risk in order to make recommendations to the board on strategic initiatives. The board delegates to the Risk Committee the oversight of specific risks as mandated by law or regulation, the authority to manage the Company’s affairs with regard to risk and the authority to handle unresolved issues referred to it by the board for further deliberation and recommendation.

10

Current Board Committee Membership and Number of Meetings
Name	Executive & Governance	Nominating	Audit	Compensation	Credit & Investment Risk and Risk Committees
Number of meetings in 2014	4	2	8(1)	6	13
Ralph F. Boyd, Jr.				X	X
Mark E. Friis	X	Chairman			X
Susan D. Goff			X	X
Robert E. Henel, Jr.			X		X
Pamela A. Little	X	X		Chairman
Gary G. Nakamoto			X	X
Robert L. Orndorff(2)	Chairman	X	X	X	X
Craig A. Ruppert	X	X			Chairman
Daniel J. Schrider	X				X
Dennis A. Starliper	X	X	Chairman
Mei Xu				X

(1) The Audit Committee met four times in person and four times by teleconference.

(2) As chairman of the board, Mr. Orndorff is an ex officio member of all committees.

Director Attendance at Board and Committee Meetings

Each of our directors takes his and her commitment to serve on the board very seriously as demonstrated by the superior attendance record achieved each year. During 2014, the board held ten meetings with overall attendance averaging 96%. In accordance with the Corporate Governance Policy, all incumbent directors attended well over 80% of the aggregate of (a) the total number of meetings of the board of directors and (b) the total number of meetings held by all committees on which they served.

Attendance at the Annual Meeting of Shareholders

The board of directors believes it is important for all directors to attend the annual meeting of shareholders to show support for the Company and to provide an opportunity to interact with shareholders directly. It is our policy that directors should attend the annual meeting of shareholders unless unable to attend by reason of personal or family illness or other urgent matters. All directors attended the 2014 annual meeting.

Stock Ownership Guidelines for Directors

According to the Company’s bylaws, qualified directors are required to hold unencumbered shares of common stock with a fair market value of $1,000. The Corporate Governance Policy requires this minimum ownership position to increase with each year of service up to the lesser of 5,000 shares or $175,000 in fair market value by January 1st following the director’s fifth anniversary of service. All of the directors exceed the requirements of the policy.

Director Compensation

Cash Compensation

Only non-employee directors are compensated for their service as board members. In 2014, non-employee directors received an annual retainer of $14,000 and the chairman of the board received $35,000. Committee chairmen receive an additional retainer as follows: Audit Committee chairman $7,500; Executive & Governance Committee chairman $5,000; Nominating Committee chairman $5,000; Risk Committee chairman $5,000; and Compensation Committee chairman $5,000.

11

In 2014, non-employee directors received $1,100 for attendance at each meeting of the board of directors and $1,000 for attendance at each committee meeting. Directors are encouraged to attend all meetings in person unless the meeting is called by teleconference. Directors who attended a regular board meeting by phone were paid a reduced meeting fee of $500. Directors were not paid for limited-purpose teleconference meetings, and members of the Nominating Committee were not paid when the Executive & Governance Committee met on the same day. Finally, those directors who served on a regional advisory board were paid $600 for each advisory board meeting attended. All directors of the Company also serve as directors of Sandy Spring Bank, for which they did not receive any additional compensation. All meetings of the board and its committees are considered joint meetings of the holding company and the principal subsidiary.

Director Fee Deferral Plan

Directors are eligible to defer all or a portion of their fees under the Director Fee Deferral Plan. The amounts deferred accrue interest at 120% of the long-term Applicable Federal Rate, which is not considered “above market” or preferential. Except in the case of death or financial emergency, deferred fees and accrued interest are payable only following termination of a director's service. In the event a director dies during active service, the Bank will pay benefits that exceed deferred fees and accrued interest to the extent the Bank owns an insurance policy in effect on the director’s life at the time of death that pays a greater amount than the total of deferred fees and accrued interest.

Director Stock Purchase Plan

Each director has the option of using from 50% to 100% of his or her annual retainer fee to purchase newly issued common stock at the current fair market value at the time the retainer is paid in accordance with the plan. Directors make an annual election to participate in advance, and participation in the plan is ratified by the board.

Equity Compensation

Directors are eligible to receive non-incentive stock options, stock appreciation rights, and restricted stock under the 2005 Omnibus Stock Plan. On March 5, 2014, the board approved 1,010 shares of restricted stock to each non-employee director. The shares had a grant date fair value of $24.75 per share for a total fair market value of $25,000 rounded to the nearest whole share. The restricted stock will vest over three years in equal increments, and vesting is accelerated upon the permanent departure from the board other than removal for just cause.

2014 Non-Employee Director Compensation
	Fees Earned or		Option	All Other
	Paid in Cash	Stock Awards	Awards	Compensation
Name	(1)	(2)	(3)	(4)	Total
Ralph F. Boyd, Jr.	$35,800	$25,000		$1,285	$62,085
Mark E. Friis	$46,300	$25,000		$1,777	$73,077
Susan D. Goff	$30,800	$25,000		$1,777	$57,577
Robert E. Henel, Jr.	$39,900	$25,000		$1,696	$66,596
Pamela A. Little	$37,900	$25,000		$1,777	$64,677
Gary G. Nakamoto	$30,900	$25,000		$1,696	$57,596
Robert L. Orndorff	$71,900	$25,000		$1,777	$98,677
Craig A. Ruppert	$45,900	$25,000		$1,777	$72,677
Dennis A. Starliper	$38,200	$25,000		$1,777	$64,977
Mei Xu	$25,700	$25,000		$1,285	$51,985

(1)	All or a portion of the reported cash compensation may be deferred under the Director Fee Deferral Plan. Please see the description of “Director Compensation” on page 11.
(2)	On March 5, 2014 the directors were granted 1,010 shares of restricted stock. The value reported represents the grant date fair value of the award computed in accordance with FASB ASC Topic 718, and based on a grant date stock price of $24.75 per share. On December 31, 2014, Mr. Boyd and Ms. Xu each had 1,832 shares of restricted stock and all other non-employee directors each had 2,270 shares of restricted stock.

(3)	On December 31, 2014, directors Friis, Goff, Little, Orndorff, and Ruppert each held 1,260 vested stock options. On December 15, 2014, previously granted stock options expired as follows: 936 options for Ms. Goff; 1,567 options for Mr. Orndorff, and 1,275 options for Mr. Ruppert.

(4)	Amounts in this column represent dividends paid on restricted stock.

12

Stock Ownership of Certain Beneficial Owners

The following table sets forth information as of February 12, 2015, with respect to the shares of common stock beneficially owned by each director and director-nominee, by the 2014 named executive officers, and by all directors and executive officers as a group. No individual holds more than 1% of the total outstanding shares of common stock. All directors and officers as a group own 2.5% of outstanding common stock.

Name	Shares Owned (1) (2)	Restricted Stock	Shares That May Be Acquired Within 60 Days by Exercising Options (3)	Total
Ralph F. Boyd, Jr.	509	1,832	-	2,341
Mark E. Friis	35,146	2,270	1,260	38,676
Susan D. Goff	22,454	2,270	1,260	25,984
Robert E. Henel, Jr.	5,694	2,270	-	7,964
Pamela A. Little	15,256	2,270	1,260	18,786
Gary G. Nakamoto	2,363	2,270	-	4,633
Robert L. Orndorff	161,519	2,270	1,260	165,049
Craig A. Ruppert	67,972	2,270	1,260	71,502
Dennis A. Starliper	5,959	2,270	-	8,229
Mei Xu	1,472	1,832	-	3,304
Daniel J. Schrider (4)	34,781	34,486	10,000	79,267
Philip J. Mantua(5)	27,173	15,507	5,750	48,430
Joseph J. O’Brien(6)	20,189	17,738	5,000	42,927
R. Louis Caceres(7)	24,178	16,888	5,000	46,066
Ronald E. Kuykendall(8)	15,600	12,079	4,000	31,679
All directors and all executive officers as a group (17 persons)	442,425	131,743	44,101	618,269
(1)	Under the rules of the SEC, an individual is considered to "beneficially own" any share of common stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security.
(2)	Only whole shares appear in the table. Fractional shares that may arise from participation in the dividend reinvestment plan are not shown.
(3)	Includes stock options exercisable as of February 12, 2015 and within 60 days thereafter.
(4)	Mr. Schrider’s shares include 7,672 shares held through employee benefit plans. Stock options previously granted to Mr. Schrider for 6,625 shares expired on December 15, 2014.
(5)	Mr. Mantua’s shares include 13,428 shares held through employee benefit plans. Stock options previously granted to Mr. Mantua for 6,050 shares expired on December 15, 2014.

(6) Mr. O’Brien’s shares include 4,394 shares held through employee benefit plans. Stock options previously granted to Mr. O’Brien for 2,500 and 1,250 shares expired on July 23, 2014 and December 19, 2014, respectively.

(7) Stock options previously granted to Mr. Caceres for 6,050 shares expired on December 15, 2014.

(8)	Mr. Kuykendall’s shares include 4,754 shares held through employee benefit plans. Stock options previously granted to Mr. Kuykendall for 6,050 shares expired on December 15, 2014.

13

Owners of More than 5% of Sandy Spring Bancorp, Inc. Common Stock

This table lists the beneficial owners of than 5% of outstanding common stock as of December 31, 2014.

Name	Amount and Nature of Beneficial Ownership		Percentage of Shares Outstanding
Forest Hill Capital, LLC Mark Lee 100 Morgan Keegan Dr., #430, Little Rock, AR 72202	1,819,552	(1)	7.3%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10022	1,516,658	(2)	6.1%
Columbia Wanger Asset Management, LLC 227 West Monroe Street Ste 3000, Chicago, IL 60606	1,543,332	(3)	6.1%
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, MD 21202	1,477,630	(4)	5.9%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Austin, TX 78746	1,411,284	(5)	5.6%

(1)	According to the Schedule 13G filed by Forest Hill Capital, LLC, with the SEC on February 13, 2015, Forest Hill Capital, LLC and Mark Lee had shared voting power with respect to 655,561 shares and shared dispositive power with respect to 1,819,552 shares.
(2)	According to the Schedule 13G filed by Blackrock, Inc., with the SEC on January 30, 2015, BlackRock, Inc., had sole voting power with respect to 1,468,114 shares and sole dispositive power with respect to 1,516,658 shares.
(3)	According to the Schedule 13G filed by Columbia Wanger Asset Management, LLC, with the SEC on February 11, 2015, Columbia Wanger Asset Management had sole voting power with respect to 1,491,332 shares and sole dispositive power with respect to 1,543,332 shares.
(4)	According to the Schedule 13G filed by T. Rowe Price Associates, Inc. (Price Associates) on February 11, 2015, Price Associates had sole voting power with respect to 445,800 shares and sole dispositive power with respect to 1,477,630 shares. These securities are owned by various individual and institutional investors which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5)	According to the Schedule 13G filed by Dimensional Fund Advisors LP on February 5, 2015, Dimensional Fund Advisors had sole voting power with respect to 1,351,146 shares and sole dispositive power with respect to 1,411,284 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors, and any persons who own more than ten percent of a registered class of the Company’s equity securities file reports of ownership and changes in ownership with the SEC. Specific dates for such filings have been established by the SEC, and the Company is required to report in this proxy statement any failure to file reports in a timely manner in 2014. Based solely on the review of the copies of forms it has received and the written representation from each person, all the executive officers and directors have complied with filing requirements applicable to them with respect to transactions during 2014.

Transactions and Relationships with Management

Directors and officers of the Company obtain banking products and services from Sandy Spring Bank in the ordinary course of business. Such services may include but are not limited to deposit accounts, loans, trust services, asset management, and insurance for personal or business needs. These products and services are provided on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to the Company and the Bank. In the opinion of management, these transactions do not involve more than the normal risk of collectability or present other unfavorable features.

14

Related party transactions involving executive officers or directors, as defined in Item 404 of SEC Regulation S-K, are subject to review by the board. As required by federal regulations, extensions of credit by the Bank to directors and executive officers are subject to the procedural and financial requirements of Regulation O of the Board of Governors of the Federal Reserve System, which generally require advance approval of such transactions by disinterested directors. Extensions of credit to directors or officers of the Company and Bank are subject to approval by the disinterested members of the Risk Committee per the terms of Regulation O and Bank policy. If total exposure to an officer or director exceeds $500,000, extensions of credit to that officer or director are subject to approval by all disinterested directors on the board. Related party transactions as defined in Item 404 (generally, any financial transactions, arrangements, or relationships, regardless of dollar amount, other than extensions of credit and bank deposits) are reviewed by the independent directors with the affected director not present or voting.

Compensation Discussion and Analysis

The following discussion and analysis is intended to provide shareholders with a detailed description of the Company’s executive compensation philosophy, components, and the factors used by the Compensation Committee (or “committee” within this section) for determining executive compensation in 2014. This discussion should be read in conjunction with the compensation tables and accompanying narrative that can be found starting on page 25. The analysis concentrates on compensation for the named executive officers for 2014, who are described as follows. More detailed biographical information may be found on the Investor Relations page of www.sandyspringbank.com.

Daniel J. Schrider, 50, President and Chief Executive Officer

Mr. Schrider was named President and CEO in 2009 in a planned succession from the company’s prior leadership. At that time he was also named to the board of directors. Mr. Schrider has worked for Sandy Spring Bank for 25 years, primarily in commercial banking. Prior to being appointed President and CEO he was the EVP and Chief Revenue Officer.

Philip J. Mantua, 56, Executive Vice President and Chief Financial Officer

Mr. Mantua was named Chief Financial Officer in 2004. He joined Sandy Spring Bank in 1999 as Director of Managerial Accounting after working 15 years in the consulting and research field related to strategic planning and asset/liability systems for financial institutions.

Joseph J. O’Brien, Jr., 51, Executive Vice President for Commercial and Retail Banking

Mr. O’Brien was hired in 2007 as the market president for Northern Virginia having been the Chief Lending Officer for the former Mercantile Potomac Bank. At present, Mr. O’Brien’s scope of responsibility includes all commercial and retail banking for Sandy Spring Bank.

R. Louis Caceres, 52, Executive Vice President for Wealth Management, Insurance, Mortgage, and Private Banking

Mr. Caceres joined Sandy Spring Bank in 1999 as retail sales leader with a strong background in retail and personal investment banking. He was named to executive management in 2002 and currently leads the wealth management, insurance, mortgage and private banking business lines, including the Bank’s subsidiaries West Financial Services, Inc. and Sandy Spring Insurance Corporation.

Ronald E. Kuykendall, 62, Executive Vice President, General Counsel and Secretary

Mr. Kuykendall was hired as General Counsel in 2000 and was named to executive management in 2002. He provides leadership to the Company and its subsidiaries in all legal, governance, regulatory and general insurance matters. Prior to joining Sandy Spring Bank, he was Associate General Counsel for SunTrust Bank and Senior Corporate Counsel for First Union National Bank in Richmond, Virginia.

15

Summary of 2014 Performance

Sandy Spring Bancorp through its primary subsidiary Sandy Spring Bank has embarked on an important strategic initiative to align our unique culture and outstanding team of employees with the very things that our clients say are important to them, all to create a consistent and remarkable client experience. We believe the outcome of this effort will be a strategic advantage that yields consistent financial results from a fiercely loyal client base made up of our greatest advocates. This strategic journey is bringing our shareholders results and leading us forward as the strong, local bank of choice in our market.

The Company achieved net earnings of $38.2 million in 2014 which overall was lower than anticipated due to certain non-recurring events described below. The highlights for the year include strong, organic balance sheet growth arising from core client relationships in our primary market area. Total loans grew 12% year-over-year representing growth in all key loan segments without compromising our sound underwriting practices. Asset quality metrics improved with an additional 10% decline in nonperforming assets during the year. Growth in retail and commercial deposits helped to drive a year-over-year increase in deposits of 18%, and capital remained very strong with all key measures well exceeding regulatory levels.

In 2014, the Company realized certain non-recurring events that impacted net earnings. These included: expenses associated with closing branch offices as part of our channel optimization strategy; an unexpected, aberrant litigation expense associated with the Ashley, et al vs. CommerceFirst Bank litigation; heightened fraud losses associated with an ATM fraud scheme which peaked and subsided in the fourth quarter; a one-time write-off of accounts receivables in our insurance subsidiary; and an overlap of occupancy costs in the fourth quarter associated with the relocation of our operations center to a new state-of-the-art facility.

The details of the Company’s performance are provided in the Annual Report on Form 10-K for the year ended December 31, 2014.

2014 Executive Compensation Decisions

The Compensation Committee began its work on executive compensation for 2014 by reviewing the established compensation philosophy, examining relevant market data while taking into consideration the Company’s 2013 financial performance and the goals and objectives set forth in the 2014 financial plan. There were no material changes to the elements of executive compensation in 2014.

In recognition for strong results in 2013, the committee granted equity awards in March 2014 as described under Long-Term, Equity-based Compensation on page 19. The committee also approved increases to base salaries and established target cash incentive awards for 2014. The incentive award goals and objectives approved for 2014 were aligned with the annual financial plan approved by the board. Based on the Company’s performance relative to these goals, our named executive officers received bonuses equal to 62.67% of target as described under Performance-Based Incentive Compensation on page 18.

The committee approved the 2014 criteria for the Executive Incentive Retirement Plan (“EIRP”) based on return on average assets (“ROAA”) compared to a defined group of peer banks. The Company’s 2014 ROAA was 1.00% compared to a median of 0.92% for the peer group, resulting in EIRP awards for the executive participants as described under Deferred Compensation and Retirement Benefits on page 19.

16

“Say On Pay” Vote

On May 7, 2014, shareholders were asked to vote on a non-binding resolution to approve the compensation for the named executive officers, commonly referred to as a “say on pay” vote. The resolution was approved with an 89% affirmative vote, demonstrating strong support of the Compensation Committee’s executive pay decisions.

Overall Compensation Philosophy & Guiding Principles

The Company’s executive compensation philosophy has several objectives:

•	achieve the stated objectives in the strategic plan;
•	attract, retain, and motivate the talent needed to achieve the strategic objectives;
•	be competitive in comparison to peer banks;
•	reward a balanced approach to short and long-term performance;
•	link executive interests with those of shareholders; and
•	ensure executives are not encouraged or rewarded for taking excessive risk.

The committee strives to ensure the executives have a market-driven level of base compensation and benefits, with the opportunity for significant short and long-term rewards tied to company performance and shareholder value.

The primary elements of direct compensation are base salary, annual performance-based incentive compensation, and long-term equity-based compensation. Each of these compensation elements are externally benchmarked against comparably-sized banks within a defined geographic market.

Direct Compensation

Base Salary

Base salary is a fundamental element of executive compensation, and the committee reviews salaries in March in conjunction with annual performance appraisals for the preceding year. In determining base salaries, the committee considered the executive's qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, the executive's past performance, as well as competitive salary practices at financial institutions in the benchmarking peer group (see "Pay Levels and Benchmarking" on page 22). The committee seeks to pay a base salary relative to the median of the defined peer group. Generally, below median would be for newly appointed or developing executives while above median would be for experienced, long-term, and high-performing executives. The committee received a market analysis from Pearl Meyer & Associates (“PM&P”), an independent compensation consultant, on which to base its decisions. Mr. Schrider submitted recommendations to the committee for executive officers other than himself. In 2014, the committee recognized Mr. Schrider’s experience and performance since being named CEO in 2009, and increased his base salary to the median of peer data.

Executive	Base Salary	Amount of Increase	New Base Salary Eff. 3/30/2014	Percent Increase
Daniel J. Schrider	$516,000	$54,000	$570,000	10.47%
Philip J. Mantua	$300,000	$9,000	$309,000	3.00%
Joseph J. O’Brien, Jr.	$325,000	$8,000	$333,000	2.46%
R. Louis Caceres	$302,500	$9,000	$311,500	2.98%
Ronald E. Kuykendall	$253,000	$7,600	$260,600	3.00%

17

Performance-Based Incentive Compensation

The Executive Team Incentive Plan (ETIP) is intended to provide participants a significant, plan-based award tied to the attainment of specific corporate goals identified and approved by the board. The 2014 target incentive opportunity was benchmarked against peer banks utilizing the analysis provided by PM&P. Mr. Schrider submitted recommendations for target awards to the committee for executive officers other than himself. Based on his recommendation the committee increased the 2014 target award for Mr. Mantua to 40% in recognition of the scope of Mr. Mantua’s responsibilities as chief financial officer.

The corporate goals were tied directly to the Company’s 2014 financial plan and were selected because they contribute to the long-term viability of the company; develop immediate and future revenue; and build the Company’s general franchise value. The goals have been consistent in recent years, and reflect the committee’s intention to reward performance based on core operating metrics compared to the approved financial plan. The committee also believes that multiple goals provide a balanced approach that discourages excessive risk-taking by participants, all of which is consistent with our compensation philosophy.

Each corporate goal was assigned a “threshold” or minimum performance level, a “target” level of performance equal to the 2014 financial plan, and a “maximum” level at which the award opportunity was capped. For achievement of threshold level, each executive participant would earn 50% of his respective target opportunity. Achievement of the target performance level would earn the target award, and achievement of the maximum performance level would earn 150% of the target opportunity. Results for any goal that fell between performance levels were interpolated to calculate a proportionate award. Finally, the committee established a minimum performance trigger of 90% of planned net income to achieve before any award would be paid.

Per the terms of the ETIP, the committee reviewed the results for the established goals before exercising its authority to approve the cash payments to the executives. In deliberating its decision, the committee elected to exclude the extraordinary expense associated with the Ashley, et al vs. CommerceFirst Bank litigation incurred in the second quarter of 2014. The committee decided to exclude the litigation expense because the extraordinary, non-recurring nature of the expense did not reflect the results of core operations. The committee considered this decision carefully in order to be consistent with the ETIP and the Executive Incentive Retirement Plan for 2014. For the 2014 ETIP, the litigation expense did not change the amount of the bonus.

The corporate goals and their respective weights for 2014 were:

ETIP Corporate Goal	Weight
Pre-tax, Pre-provision, Net Income Growth	25%
Fee-based Revenue Growth(1)	15%
Efficiency Ratio (non-GAAP)	15%
NPAs to Total Assets	15%
Average Loan Growth	15%
Average Core Deposit Growth(2)	15%

(1)	Fee-based revenue sources were defined as gains on sale of mortgages, insurance commissions, investment services income, revenue from West Financial Services, and trust fee income.
(2)	Core deposits were defined as checking and savings accounts, money market accounts, and repurchase agreements.

18

The results for the goals yielded a bonus equal to 62.67% of the target. For 2014, the incentive opportunity and cash awards for ETIP were:

Executive	Base Salary	2014 ETIP Incentive Award Opportunity Target	2014 ETIP Incentive Award Opportunity at Target	2014 ETIP Incentive Award Earned at 62.67% of Target
Daniel J. Schrider	$570,000	50.0%	$285,000	$178,622
Philip J. Mantua	$309,000	40.0%	$123,600	$77,465
Joseph J. O’Brien, Jr.	$333,000	40.0%	$133,200	$83,482
R. Louis Caceres	$311,500	40.0%	$124,600	$78,092
Ronald E. Kuykendall	$260,600	35.0%	$91,210	$57,165

Long-Term, Equity-Based Compensation

The Company’s established compensation philosophy identifies equity-based compensation as an effective means of creating a link between the interests of our shareholders, the performance of the company and executive management. In 2014, the committee utilized time-vested restricted stock to accomplish this objective.

The committee traditionally considers equity awards in March in conjunction with the annual performance appraisal process. Therefore, the awards made in March 2014 recognized 2013 results. The committee utilized the market analysis provided by PM&P and awarded restricted stock to each executive that was consistent with median data in the analysis. The awards were expressed as a percentage of base salary as of December 31, 2013, and were approved by the committee on March 5, 2014 as follows:

Executive	Salary as of 12/31/2013	Equity Award as a percentage of salary	Value of Equity Award
Daniel J. Schrider	$516,000	50%	$258,000
Philip J. Mantua	$300,000	40%	$120,000
Joseph J. O'Brien, Jr.	$325,000	40%	$130,000
R. Louis Caceres	$302,500	40%	$121,000
Ronald E. Kuykendall	$253,000	35%	$88,550

Under the 2005 Omnibus Stock Plan, the number of shares constituting the restricted stock award was determined by the closing stock price on the grant date. The actual number of shares was rounded to the nearest whole share. These awards of restricted stock vest in equal increments over five years. The committee believes that time-based vesting supports our goal of retention of key leaders. The restricted stock will vest immediately upon the death or disability of the executive, or upon a change in control. Additional detail is provided in the Grants of Plan-Based Awards table on page 27.

Deferred Compensation and Retirement Benefits

Executive Incentive Retirement Plan

All of the named executive officers participate in the Executive Incentive Retirement Plan (“EIRP”), an annual deferred bonus plan. The EIRP replaced Supplemental Executive Retirement Agreements (“SERAs”) with certain executive officers in 2008. Prior balances carried over from the SERAs vest over a period of 15 years and automatically vest upon the executive’s death or disability or upon a change in control. Deferral bonuses and earnings paid under the EIRP vest immediately.

19

Earnings on EIRP balances accrue at an interest rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly. By tying the interest rate to this standard, the EIRP provides a reasonable rate of interest that is not considered above market.

The EIRP was amended in 2011 to provide a minimum, guaranteed annual deferral bonus of 3% of base salary. There were several purposes for establishing the minimum payment including: the creation of a desirable plan that will attract and retain executive talent; provision for some stability for retirement planning; and to help bridge the gap that commonly occurs for executives whose base pay exceeds the maximum allowable compensation levels established for other retirement plans such as 401(k).

The EIRP requires the board to establish specific criteria each year to determine the amount of the deferral bonus to be paid over the guaranteed minimum. For 2014, the board established the attainment of return on average assets compared to peer banks. Due to the potential for volatility in the peer group data, the committee used the median of peer data rather than average in order to eliminate any outlying results. The schedule for the 2014 deferral bonus was approved as follows:

Return on Average Assets Percentile Versus Peer Group	Deferral Bonus for Executive Officers % of Base Salary	Deferral Bonus for President & CEO % of Base Salary
80% or below	minimum 3.000%	minimum 3.000%
81% to 90%	4.500%	5.125%
91% to 100%	6.500%	7.250%
101% to 110%	7.500%	9.375%
111% to 120%	9.000%	11.500%
121% to 130%	10.500%	13.625%
131% to 140%	12.000%	15.750%
141% to 150%	13.500%	17.875%
151% or above	15.000%	20.000%

The Company’s return on average assets for 2014 was 1.00% excluding the impact of the Ashley, et al vs. CommerceFirst Bank litigation expense realized in the second quarter 2014. Compared to the peer group median of 0.92%, the Company achieved 108.7% of the peer group’s result, yielding a deferral bonus of 9.375% of salary for Mr. Schrider and of 7.5% of salary for the other executive officers. The committee decided to exclude the litigation expense because the extraordinary, non-recurring nature of the expense did not reflect the results of core operations. Exclusion of the litigation expense resulted in increasing the deferral bonus from 7.25% for Mr. Schrider and 6.5% for the other executive participants. Results are further described in the Grants of Plan-Based Awards table on page 27.

401(k) Plan

The named executive officers are eligible to participate in benefit plans available to all employees, including the Sandy Spring Bank 401(k) Plan. The 401(k) Plan provides a 100% match on the first 3% of salary deferred and a 50% on the next 2% of salary deferred up to the maximum allowed by the IRS regulations.

Pension Plan

Messrs. Schrider, Mantua, Caceres and Kuykendall participate in the Sandy Spring Bancorp, Inc. Retirement Income Plan (the “Pension Plan”), which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. The Pension Plan was generally available to employees through December 31, 2007, at which time the Pension Plan was frozen.  The Pension Plan benefit is payable in the form of a lifetime annuity with survivorship rights (if married) and is not subject to deduction for Social Security or other offset amounts.  The present value of the accumulated benefit for each named executive officer participant, and early retirement benefit if eligible, may be found on page 28.

20

Business-Related Benefits and Perquisites

The committee believes that perquisites should be limited in scope and have a business-related purpose. The committee periodically reviews perquisites to ensure alignment with the desired philosophy. The committee approves specific perquisites or benefits for individuals based on the needs of the position.

In 2014, perquisites for all of the named executive officers included eligibility for a company-paid, supplemental long-term disability insurance policy and a long-term care insurance policy, and a comprehensive executive health screening the values for which, if applicable, are represented under “All Other Compensation” in the Summary of Compensation table on page 25.

In addition, Mr. Schrider receives the use of a company-paid vehicle. Mr. Caceres and Mr. O’Brien each receive a car allowance of $1,000 per month. Mr. O’Brien maintains a membership, at company expense, at a country club in Northern Virginia for business development purposes. Mr. O’Brien reimburses the Company for personal use of the membership. Mr. Schrider, Mr. Mantua, and Mr. Caceres have access to a corporate membership at a local country club for business purposes.

Role of Management, the Compensation Committee, and Compensation Consultants in the Executive Compensation Process

Role of Independent Compensation Consultant

In 2014, the Compensation Committee was advised by Pearl Meyer & Partners, LLC (“PM&P”), an independent consulting firm specializing in executive compensation. PM&P was engaged by the committee for the sole purpose of providing market data, information on compensation trends, and commentary and analysis relating to executive and director compensation. PM&P was not engaged for any other purpose by any other affiliate of the Company. Further, the aggregate fees paid to the consultant on an annual basis were under $120,000 and represented less than 1% of PM&P’s 2014 revenue; and neither the board nor PM&P is aware of any personal or business relationship between PM&P, their employees and the Company or any member of the board.

In general, PM&P provided compensation benchmarking and analytical data and rendered advice to the committee regarding aspects of the committee's compensation decisions. The committee had direct access to the consultant and control over the engagement. In regard to 2014 compensation decisions, PM&P was engaged to 1) conduct a review and competitive assessment of total compensation and benefits for all executive officers, 2) provide a comprehensive assessment of the competitiveness and effectiveness of the total executive compensation programs, 3) assist in the identification of relevant peers, and provide market data used by the committee for benchmarking, and 4) provide advice regarding levels and components of compensation for each named executive officer.

Role of Management

In 2014, Mr. Schrider and the executive officers, as customary, were responsible for the development of the annual business and financial plans, which were reviewed and approved by the board of directors. The business plan provided the foundation for setting performance goals and targets to be achieved during the fiscal year and included in incentive compensation plans.

Based on the information provided by PM&P and at the direction of the committee, Mr. Schrider developed recommendations for executive compensation other than his own. Mr. Kuykendall provided the committee with legal interpretation and guidance on governance issues. Mr. Mantua provided the committee with information regarding the Company’s performance and comparisons with peer banks’ performance.

21

Messrs. Schrider, Mantua, and Kuykendall, as well as other members of management regularly attended portions of the Compensation Committee meetings where company performance, market considerations, and legal analyses were discussed. However, management was not present during final deliberations on executive compensation, and only committee members voted on executive compensation matters.

Role of the Compensation Committee

The basic responsibilities of the Compensation Committee were to review, recommend or approve compensation plans and policies applicable to the named executive officers, including participation and performance measures; to consider the relationship of corporate performance to total compensation; to recommend salary and bonus levels and equity-based awards for executive officers for consideration by the board of directors; and to review the adequacy and effectiveness of various compensation and benefit plans and succession planning. The chairman of the committee reported committee actions or recommendations to the board of directors following each committee meeting.

The 2014 CEO evaluation process was coordinated by Center for Board Excellence and involved receiving feedback from each director separately and anonymously for compilation. The Executive and Governance Committee reviewed the compiled evaluation and provided feedback to Mr. Schrider. The Compensation Committee used the results of this evaluation in compensation decisions concerning Mr. Schrider.

Decisions regarding compensation for the named executive officers were made by the committee with consideration given to recommendations from Mr. Schrider and market data from PM&P. Decisions by the committee with respect to compensation were reported to the board of directors.

The committee has the authority to obtain advice and assistance from internal or external legal, human resources, accounting or other experts, advisors, or consultants as it deems desirable or appropriate. The committee has sole authority to retain and terminate any compensation consultant and to approve the fee and the terms of engagement. Details on the committee's functions are described in its charter, which has been approved by the board of directors and is available on our Investor Relations web site maintained at www.sandyspringbank.com.

Factors for Determining Compensation

Goal Setting for Compensation Purposes

On an annual basis, the board of directors approves the Company’s annual financial plan. This plan is designed to support a multi-year strategic plan by setting annual targets for achievement. Once the financial plan is approved by the board of directors, the performance goals for the ETIP and EIRP are derived directly from the stated target financial results. Mr. Schrider and Mr. Mantua report on the Company’s performance to the board of directors at each regularly scheduled meeting.

Pay Levels and Benchmarking

Pay levels for executives are determined using a number of factors, including: the individual's role and job responsibilities; the individual's experience and expertise; the pay levels of internal peers; pay levels in the competitive market for similar positions; performance and contribution of the individual; and performance of the Company as a whole. Each of these factors is analyzed as part of the compensation review process, with an emphasis placed on company performance and market information.

The committee assessed competitive market compensation using a number of data sources in order to gauge industry practices of other banking organizations including information publicly disclosed by a selected peer group of publicly-traded banking organizations. The specific elements of compensation reviewed as part of this comparable company analysis included base salaries, annual performance bonuses, and long-term incentives relative to the peer group. Matches to proxy compensation data were made based on the role of the executive, rather than rank to ensure a better comparison.

22

The peer group used in 2014 was compiled by PM&P and approved by the committee. It includes publicly-traded banking organizations of similar asset size in the geographic region. The peer group is also reviewed for compatibility with the Company. For 2014, the committee approved the following peer group:

Cardinal Financial Corporation	VA	Metro Bancorp, Inc.	PA
City Holding Company	WV	National Penn Bancshares, Inc.	PA
Community Bank System, Inc.	NY	NBT Bancorp, Inc.	PA
Customers Bancorp, Inc.	PA	S&T Bancorp, Inc.	PA
Eagle Bancorp, Inc.	MD	Sterling Bancorp	NY
First Commonwealth Financial Corp.	PA	Sun Bancorp, Inc.	NJ
Financial Institutions, Inc.	NY	Tompkins Financial Corp.	NY
First Financial Holdings, Inc.	SC	TowneBank	VA
Flushing Financial Corporation	NY	Union First Mkt Bankshares Corp.	VA
Hudson Valley Holding Corp.	NY	United Bankshares, Inc.	WV
Lakeland Bancorp, Inc.	NJ	WesBanco, Inc.	WV

The peer group data was drawn from 2013 proxy statements reporting 2012 data. The identified peers ranged from approximately $2.5 to $8.5 billion in assets with a median asset size of approximately $4.5 billion which placed the Company at the 45th percentile in asset size at the time. PM&P applied customary statistical tools to compensate for the age of the data and the geographic cost of living differences between the regional peer group and the greater Washington, D.C., metropolitan area.

Committee Discretion and Final Compensation Decisions

The committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. The committee also retains the discretion to increase awards or consider special awards for significant performance or due to subjective factors, or exclude extraordinary non-recurring results. For 2014, the compensation committee decided to exclude the impact of any expense with respect to the pending Ashley, et al vs. CommerceFirst Bank litigation on the calculation of payments under the ETIP and EIRP.  The primary reason for the exclusion was due to the aberrant, one-time nature of the outcome that did not represent core operations.

Clawback Policy

In December 2012, the committee recommended and the board approved a Policy for the Recovery of Performance Compensation, also known as a clawback policy. This policy was approved in anticipation of the final rules to be issued under The Dodd-Frank Act.

The policy states that in the event the Company is required to prepare an accounting restatement due to the material noncompliance by the Company with any financial reporting requirement under the securities laws, the Company, at the direction and sole discretion of the Compensation Committee and the board of directors, will recover from any current or former executive officer of the Company who received incentive-based compensation (including stock options awarded as compensation) during the three years preceding the date on which the Company is required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.

Impact of Accounting and Taxation on the Form of Compensation

The committee and the Company consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making any changes to the plans. The committee has considered the impact of FASB ASC Topic 718, which the Company adopted on January 1, 2006, on the use of equity-based awards. This consideration factored heavily in the decision to use awards of restricted stock.

23

Section 162(m) of the Internal Revenue Code concerns the tax deductibility of compensation paid to the CEO and each of the three highest compensated officers, other than principal financial officer. The deduction is generally limited to $1 million unless the compensation qualifies as “performance-based” or falls under other specified exceptions. As executive compensation continues to approach this threshold, the committee structured the 2015 Omnibus Incentive Plan (presented as Proposal III of this proxy statement) to be compliant with Section 162. The committee believes in maintaining a competitive structure that may result in non-deductible compensation expenses if such a structure is in the best interests of the Company and our shareholders.

Risk Assessment of Compensation Policies and Practices

The committee, in consultation with management, has previously assessed the compensation policies and practices applicable to the named executive officers. The committee is in agreement that the Company’s compensation plans, policies, and practices do not encourage or motivate executive officers to take unnecessary or excessive risks that would pose a material threat to the Company.

Stock Ownership Guidelines for Executives

The Company does not currently have a formal stock ownership requirement for executives. However, all of the named executive officers own Company common stock, and their ownership interests have increased through awards of restricted stock and voluntary participation in employee benefit plans to the point where, excluding options, each holds nearly three or more times their respective base salaries. The Company retains the discretion to implement a minimum ownership requirement or mandatory holding period for shares received under the equity compensation plan.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

February 25, 2015
Pamela A. Little, Chairman
Ralph F. Boyd, Jr.
Susan Goff
Gary G. Nakamoto
Robert L. Orndorff
Mei Xu

24

Executive Compensation Tables

Summary of Compensation Table

The following table summarizes compensation for the named executive officers for the three most recent completed fiscal years.

Name and			Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation
Principal Position	Year	Salary	(1)	(2)	(3)	(4)	Total
Daniel J. Schrider	2014	$555,462	$258,000	$245,091	$83,588	$55,092	$1,197,233
President, Chief	2013	$508,192	$262,975	$366,508	$(31,713)	$48,959	$1,154,921
Executive Officer	2012	$481,885	$210,608	$258,016	$54,799	$41,800	$1,047,108
Philip J. Mantua	2014	$306,577	$120,000	$114,348	$42,346	$25,703	$608,975
EVP, Chief Financial	2013	$295,962	$105,453	$159,410	$(13,055)	$24,045	$571,815
Officer	2012	$279,615	$79,504	$123,817	$27,772	$22,099	$532,807
Joseph J. O'Brien, Jr.	2014	$330,846	$130,000	$113,898	-	$44,731	$619,115
EVP, Commercial &	2013	$320,962	$130,191	$182,419	-	$40,608	$674,180
Retail Banking	2012	$304,615	$101,491	$127,636	-	$39,235	$572,977
R. Louis Caceres	2014	$309,077	$121,000	$112,747	$58,688	$45,095	$646,607
EVP, Wealth Mgmt,	2013	$299,135	$121,803	$175,318	$(20,390)	$43,600	$619,466
Mortgage, Insurance	2012	$286,231	$96,603	$124,021	$38,490	$39,898	$585,243
Ronald E. Kuykendall	2014	$258,115	$88,550	$93,964	$57,424	$24,876	$522,930
EVP, General	2013	$250,173	$89,732	$139,488	$(11,309)	$27,146	$495,230
Counsel & Secretary
(1)	Represents the grant date fair value for the awards computed in accordance with FASB ASC Topic 718 (see Note 12 to the Consolidated Financial Statements in the Annual Report on Form 10-K).
(2)	Represents payments under the ETIP, contributions to the EIRP and earnings on existing balances within the EIRP as shown below:

	2014	2014	2014	Total Non-equity
	Payments	Contributions	Earnings on	Incentive Plan
	Under ETIP	to the EIRP	EIRP	Compensation
Daniel J. Schrider	$178,622	$53,438	$13,032	$245,091
Philip J. Mantua	$77,465	$23,175	$13,708	$114,348
Joseph J. O’Brien, Jr.	$83,482	$24,975	$5,441	$113,898
R. Louis Caceres	$78,092	$23,363	$11,292	$112,747
Ronald E. Kuykendall	$57,165	$19,545	$17,254	$93,964

(3) This column presents the change in present value of the accumulated benefit with respect to the Pension Plan for each year. The Pension Plan was frozen in 2007. See the table of Pension Benefits on page 28.

(4) This column consists of other items of compensation and the value of perquisites and personal benefits for the named executive officers including as applicable: supplemental long term care and disability insurance, executive health screening, and life insurance premiums. Mr. Schrider also has the use of a company-owned vehicle. Each executive received dividends on restricted stock as follows: Mr. Schrider received $26,520; Mr. Mantua received $11,984; Mr. O’Brien received $13,658; Mr. Caceres received $13,127; and Mr. Kuykendall received $9,338. Messrs. O’Brien and Caceres each received $12,000 in car allowance. Each executive received $10,400 in 401(k) matching funds.

25

Outstanding Equity Awards at Fiscal Year End

This table shows the outstanding equity awards held by the named executive officers at December 31, 2014.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
		(#)(1)	(#)	($)		(#)(1)	($)(2)
Daniel J. Schrider	3/26/2008	10,000	-	27.96	3/26/2015	-	-
	3/31/2010	-	-	-	-	(3) 2,700	70,416
	3/30/2011	-	-	-	-	(4) 4,334	113,031
	3/28/2012	-	-	-	-	(5) 6,644	173,276
	3/27/2013	-	-	-	-	(6) 10,384	270,815
	3/05/2014	-	-	-	-	(7) 10,424	271,858
Philip J. Mantua	3/26/2008	5,750	-	27.96	3/26/2015	-	-
	3/31/2010	-	-	-	-	(3) 1,530	39,902
	3/30/2011	-	-	-	-	(4) 2,456	64,052
	3/28/2012	-	-	-	-	(5) 2,508	65,409
	3/27/2013	-	-	-	-	(6) 4,164	108,597
	3/05/2014	-	-	-	-	(7) 4,849	126,462
Joseph J. O’Brien, Jr.	3/26/2008	5,000	-	27.96	3/26/2015	-	-
	3/31/2010	-	-	-	-	(3) 1,590	41,461
	3/30/2011	-	-	-	-	(4) 2,552	66,556
	3/28/2012	-	-	-	-	(5) 3,202	83,508
	3/27/2013	-	-	-	-	(6) 5,141	134,077
	3/05/2014	-	-	-	-	(7) 5,253	136,998
R. Louis Caceres	3/26/2008	5,000	-	27.96	3/26/2015	-	-
	3/31/2010	-	-	-	-	(3) 1,590	41,467
	3/30/2011	-	-	-	-	(4) 2,552	66,556
	3/28/2012	-	-	-	-	(5) 3,047	79,466
	3/27/2013	-	-	-	-	(6) 4,810	125,445
	3/05/2014	-	-	-	-	(7) 4,889	127,505
Ronald E. Kuykendall	3/26/2008	4,000	-	27.96	3/26/2015	-	-
	3/31/2010	-	-	-	-	(3) 1,050	27,384
	3/30/2011	-	-	-	-	(4) 1,684	43,919
	3/28/2012	-	-	-	-	(5) 2,224	58,002
	3/27/2013	-	-	-	-	(6) 3,543	92,401
	3/05/2014	-	-	-	-	(7) 3,578	93,314

(1)	All outstanding equity awards were issued under the 2005 Omnibus Stock Plan.
(2)	Aggregate market values are based upon the closing price of $26.08 on December 31, 2014.
(3)	Remaining shares granted on March 31, 2010 will vest ratably on the anniversary of the grant through 2015.
(4)	Remaining shares granted on March 30, 2011 will vest ratably on the anniversary of the grant through 2016.
(5)	Remaining shares granted on March 28, 2012 will vest ratably on the anniversary of the grant through 2017.
(6)	Remaining shares granted on March 27, 2013 will vest ratably on each April 1st through 2018.
(7)	Shares granted on March 5, 2014 will vest ratably beginning April 1, 2015 and each April 1st through 2019.

26

Grants of Plan-Based Awards

The following table sets forth information on plan-based awards made to the named executive officers. These include restricted stock awards (“RSA”) under the 2005 Omnibus Stock Plan, payments under the Executive Team Incentive Plan (“ETIP”), and contributions made under the Executive Incentive Retirement Plan (“EIRP”) for 2014.

							Grant Date
						All Other Stock	Fair Value of
						Awards:	Stock and
			Estimated Possible Payouts Under			Number of	Options
			Non-Equity Incentive Plan Awards (1)			shares of stock	Awards (2)
Name		Grant Date	Threshold	Target	Maximum

Daniel J. Schrider	RSA	3/5/2014				10,424	$258,000
	ETIP		$142,500	$285,000	$427,500
	EIRP		$17,100	$53,438	$427,500
Philip J. Mantua	RSA	3/5/2014				4,849	$120,000
	ETIP		$61,800	$123,600	$185,400
	EIRP		$9,270	$23,175	$46,350
Joseph J. O'Brien, Jr.	RSA	3/5/2014				5,253	$130,000
	ETIP		$66,600	$133,200	$199,800
	EIRP		$9,990	$24,975	$49,950
R. Louis Caceres	RSA	3/5/2014				4,889	$121,000
	ETIP		$62,300	$124,600	$186,900
	EIRP		$9,345	$23,363	$46,725
Ronald E. Kuykendall	RSA	3/5/2014				3,578	$88,550
	ETIP		$45,500	$91,000	$136,500
	EIRP		$7,800	$19,500	$39,000

(1)	The information included in the “Threshold,” “Target” and “Maximum” columns reflects the range of potential payouts under the indicated plans as established by the Compensation Committee. The actual amounts earned by each executive under such plans are disclosed in the Summary of Compensation Table.
(2)	The grant date fair value of each equity award is based on the closing price of $24.75 per share on the grant date.

Option Exercises and Stock Vested

The following table shows the value realized upon the vesting of restricted stock awards in 2014.

	Option Awards		Stock Awards
	Number of		Number of Shares
	Shares Acquired	Value Realized	Acquired on	Value Realized
	on Exercise	Upon Exercise	Vesting	Upon Vesting (1)
Executive	(#)	($)	(#)	($)
Daniel J. Schrider			12,150	$237,912
Philip J. Mantua			5,954	$149,214
Joseph J. O’Brien, Jr.			6,242	$156,219
R. Louis Caceres			6,512	$163,213
Ronald E. Kuykendall			4,457	$111,714

(1)	The value realized upon vesting is equal to the closing market price of Company common stock on the date of vesting multiplied by the number of shares acquired. The amount reported is the aggregate of shares vesting from multiple grants of restricted stock.

27

Pension Benefits

Messrs. Schrider, Mantua, Caceres and Kuykendall participate in the Sandy Spring Bancorp, Inc. Retirement Income Plan (the “Pension Plan”), which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. The Pension Plan was generally available to employees through December 31, 2007, at which time the Pension Plan was frozen.  The Pension Plan benefit is payable in the form of a lifetime annuity with survivorship rights (if married) and is not subject to deduction for Social Security or other offset amounts.

The Pension Plan benefit equals the sum of three parts: (a) the benefit accrued as of December 31, 2000, based on the formula of 1.5% of highest five-year average salary as of that date times years of service as of that date, plus (b) 1.75% of each year's earnings after December 31, 2000 (1.75% of career average earnings) through December 31, 2005, and (c) 1.0% of each year's earnings through December 31, 2007. Earnings covered by the Pension Plan were total wages up to the time the plan was frozen, including elective pre-tax contributions to the 401(k) Plan, bonuses, and other cash compensation.

The following table shows the present value of the accumulated benefit under the Pension Plan for each named executive officer participant.

Name	Plan Name	Years of Credited Service	Present Value of Accumulated Benefit(1)
Daniel J. Schrider	Pension Plan	19	$303,676
Philip J. Mantua	Pension Plan	9	$183,170
R. Louis Caceres	Pension Plan	9	$232,733
Ronald E. Kuykendall	Pension Plan	8	$306,539

(1)	This plan and related valuation methods and assumptions are included in Note 13 to the Consolidated Financial Statements in the Annual Report on Form 10-K.

The Pension Plan permits participants to receive a lump-sum payment at age 62 and early retirement at age 55 with at least 10 years of service completed after December 31, 2000. Messrs. Mantua and Kuykendall are eligible for the early retirement option.  If they had retired on December 31, 2014, their annual accrued benefit would be as follows:

Name	Accrued Annual Benefit for Early Retirement
Philip J. Mantua	$8,532
Ronald E. Kuykendall	$19,494

28

Nonqualified Deferred Compensation

The following table summarizes the contributions and earnings for the named executive officers under the Executive Incentive Retirement Plan (“EIRP”) in 2014.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in Last	withdrawals/	Balance at Last
Executive	Plan Name	Last Fiscal Year (1)	Last Fiscal Year (2)	Fiscal Year (3)	Distributions	Fiscal Year End (4)

Daniel J. Schrider	EIRP	n/a	$53,438	$13,032	-	$410,838
Philip J. Mantua	EIRP	n/a	$23,175	$13,708	-	$399,117
Joseph J. O’Brien, Jr.	EIRP	n/a	$24,975	$5,441	-	$174,186
R. Louis Caceres	EIRP	n/a	$23,363	$11,292	-	$333,056
Ronald E. Kuykendall	EIRP	n/a	$19,545	$17,254	-	$492,729

(1)	Participant contributions are not permitted under the EIRP.
(2)	Payments made under the EIRP in 2014 as described on page 19. These amounts are reported as 2014 compensation in the Summary of Compensation Table under “Non-Equity incentive Plan Compensation.”
(3)	Earnings for the EIRP accrued at the rate of 120% of the Long-Term Applicable Federal Rate adjusted monthly, which is not considered above market. These amounts are reported as 2014 compensation in the Summary of Compensation Table under “Non-Equity incentive Plan Compensation.”
(4)	The former Supplemental Executive Retirement Agreements (SERAs) were replaced with the EIRP as described on page 19. The beginning balance for each participant’s EIRP account was the accrued balance as of December 31, 2007 under the former SERAs. Those balances are subject to a 15-year vesting schedule. The prior balances for Messrs. Schrider, Mantua, and Caceres are fully vested. As of December 31, 2014 the vesting levels for Mr. O’Brien and Mr. Kuykendall were 35% and 90% respectively. Earnings and payments under the EIRP vest immediately. The amounts included in this column were reported as compensation in the Summary of Compensation Table for fiscal 2014 or a prior fiscal year.

The executive’s vested account balance in the EIRP (including balances accrued under the former SERAs) will be distributed to the executive following termination of employment either in a lump sum or in installments, at the election of the executive. No payments will be made to an executive who is terminated for just cause as defined in the plan.

Agreements with Executives and Potential Payments Upon Termination or Change in Control

Daniel J. Schrider

The Company and the Bank have an employment agreement with Mr. Schrider to provide for his employment as President and CEO. The initial term of the agreement was for three years and provides that the board of directors may take action to extend the term for an additional year at each anniversary so that the remaining term again becomes three years. Mr. Schrider’s agreement does not automatically renew. The Executive and Governance Committee reviews CEO performance annually and determines whether or not to extend the CEO’s employment agreement. Mr. Schrider’s employment agreement currently has a term expiring on July 1, 2017. The agreement addresses such matters as Mr. Schrider’s base salary, participation in incentive compensation, participation in benefit plans, vacation, insurance and other fringe benefits.

There is no specific compensation provision under Mr. Schrider’s agreement for termination due to retirement, death, or voluntary resignation. Should Mr. Schrider become disabled, the board must provide written notice 30 days in advance of termination. Mr. Schrider will receive his full base salary, benefits, and any perquisites other than bonus during the time of incapacity leading up to the date of termination less any benefits paid under existing disability plans. For termination by Mr. Schrider with good reason or involuntary termination by the Company or Bank without just cause, Mr. Schrider will receive his base salary and medical benefits for the remainder of the term of the agreement.

29

In the event of a change in control during the term of the agreement, and, thereafter, if Mr. Schrider’s employment is terminated without just cause or he terminates his employment with good reason, as defined in the agreement, he will receive a contingent lump-sum payment equal to three times his average annual compensation for the past five years preceding the change in control and medical benefits for the remaining term of the agreement.

On March 7, 2013, Mr. Schrider’s agreement was amended to remove a provision that entitled him to receive an additional tax indemnification payment (a “gross-up” payment) if payments under his employment agreement or any other payments trigger liability under Sections 280G and 4999 of the Internal Revenue Code for an excise tax on “excess parachute payments.” This clause was replaced with a provision that entitles Mr. Schrider to receive the greater of the following, determined on an after-tax basis: (a) the full payments and benefits provided for under the agreement, in which case he would be responsible for any resulting excise tax, or (b) one dollar less than the amount that would subject him to the excise tax.

Under the terms of his agreement, Mr. Schrider is prohibited from conflicts of interest, and is required to maintain the confidentiality of nonpublic information regarding the Company and its clients. He is also bound by a covenant not to compete for one year and not to solicit employees for two years following termination of employment, except in the event of a change in control.

Philip J. Mantua

The Company and the Bank entered into an employment agreement with Mr. Mantua on January 13, 2012 to provide for his employment as chief financial officer. The term of the present agreement ends on June 30, 2016. Effective July 1, 2013, and continuing on each July 1 thereafter, the board of directors may take action to extend the term for an additional year so that the remaining term becomes two years. Mr. Mantua’s agreement does not automatically renew. The agreement addresses such matters as Mr. Mantua’s base salary, participation in incentive compensation, participation in benefit plans, vacation, insurance and other fringe benefits.

Mr. Mantua's employment agreement does not provide for any special or additional compensation in the event of termination due to retirement, death or voluntary resignation. For termination due to disability, Mr. Mantua will receive base compensation, less any applicable disability benefits, and benefits for the remaining term of the agreement. For termination by the Company without just cause, or termination by Mr. Mantua with good reason, as defined in the agreement, Mr. Mantua will receive his base salary for the remaining term of the agreement at the highest annual rate paid in the 12 months preceding the termination plus annual cash bonuses as a lump sum payment.

If, in connection with a change in control, as defined by IRS Code Section 409A, Mr. Mantua’s employment is terminated, either involuntarily without just cause or voluntarily with good reason, within six months prior to the change in control or up to two years after the change in control, he will receive a lump-sum payment equal to 2.99 times the sum of his annual salary at the highest rate paid in the preceding 12 months plus the amount of any other compensation received for the past 12 months. Mr. Mantua would also receive the continuation of health benefits including life and disability insurances for a period of three years following termination. If the total value of the benefits provided and payments made to Mr. Mantua in connection with a change in control, either under the employment agreement alone or together with other payments and benefits that he has the right to receive, would result in the imposition of an excise tax under Section 280G of the Internal Revenue Code, his severance payment will be reduced or revised so that the aggregate payments do not trigger the payment of the excise tax.

Mr. Mantua is prohibited from conflicts of interest, and is required to maintain the confidentiality of nonpublic information regarding the Company and its clients. He is also bound by a covenant not to compete and not to interfere with other employees following termination of employment for the remaining term of the agreement. The post-termination restrictions do not apply if there is a change in control or if the executive's employment is terminated without just cause by the Company or with good reason by the executive.

30

Joseph J. O’Brien, Jr.

The Company and the Bank entered into an employment agreement with Mr. O’Brien on January 13, 2012 to provide for his employment as Executive Vice President for Commercial and Retail Banking. The present term of the agreement ends on June 30, 2016. Effective July 1, 2013, and continuing on each July 1 thereafter, the board of directors may take action to extend the term for an additional year so that the remaining term becomes two years. Mr. O’Brien’s agreement does not automatically renew. The agreement addresses such matters as Mr. O’Brien’s base salary, participation in incentive compensation, participation in benefit plans, vacation, insurance and other fringe benefits.

Mr. O’Brien's employment agreement does not provide for any special or additional compensation in the event of termination due to retirement, death or voluntary resignation. For termination due to disability, Mr. O’Brien will receive base compensation, less any applicable disability benefits, and benefits for the remaining term of the agreement. For termination by the Company without just cause, or termination by Mr. O’Brien with good reason, as defined in the agreement, Mr. O’Brien will receive his base salary for the remaining term of the agreement at the highest annual rate paid in the 12 months preceding the termination plus annual cash bonuses as a lump sum payment.

If, in connection with a change in control, as defined by IRS Code Section 409A, Mr. O’Brien’s employment is terminated, either involuntarily without just cause or voluntarily with good reason, within six months prior to the change in control or up to two years after the change in control, he will receive a lump-sum payment equal to 2.99 times the sum of his annual salary at the highest rate paid in the preceding 12 months plus the amount of any other compensation received for the past 12 months. Mr. O’Brien would also receive the continuation of health benefits including life and disability insurances for a period of three years following termination. If the total value of the benefits provided and payments made to Mr. O’Brien in connection with a change in control, either under the employment agreement alone or together with other payments and benefits that he has the right to receive, would result in the imposition of an excise tax under Section 280G of the Internal Revenue Code, his severance payment will be reduced or revised so that the aggregate payments do not trigger the payment of the excise tax.

Mr. O’Brien is prohibited from conflicts of interest, and is required to maintain the confidentiality of nonpublic information regarding the Company and its clients. He is also bound by a covenant not to compete and not to interfere with other employees following termination of employment for the remaining term of the agreement. The post-termination restrictions do not apply if there is a change in control or if the executive's employment is terminated without just cause by the Company or with good reason by the executive.

R. Louis Caceres and Ronald E. Kuykendall

Mr. Caceres and Mr. Kuykendall each have a change in control severance agreement with the Company and the Bank. The change in control agreement has a term of two years, also known as the “Covered Period.” On each anniversary date of the agreement, the agreement will automatically be extended for an additional year, unless either party has given written notice at least 60 days prior to the anniversary date of the agreement that the agreement will not be extended.

If a change in control occurs and the executive’s employment is involuntarily terminated without just cause or the executive voluntarily terminates employment with good reason, as defined in the agreement, during the Covered Period, the executive will be entitled to a payment equal to 2.99 times his total compensation, which is defined as one year’s base salary plus bonus payments and all other taxable compensation. The executive would also receive the continuation of health benefits, including life and disability insurances, for a period of three years following termination. Under the change in control agreements, if the total value of the benefits provided and payments made to the executive in connection with a change in control, either under the change in control agreement alone or together with other payments and benefits that he has the right to receive, would result in the imposition of an excise tax under Section 280G of the Internal Revenue Code, his severance payment will be reduced or revised so that the aggregate payments do not trigger payment of the excise tax.

31

Table of Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated payments to which the named executive officers were entitled upon termination in different situations as described above as of December 31, 2014. Benefits payable under the Pension Plan, the 401(k) Plan, or from bank-owned life insurance are not included.

	Daniel J. Schrider	Philip J. Mantua	Joseph J. O’Brien, Jr.	R. Louis Caceres	Ronald E. Kuykendall

Death:
Employment agreements	-	-	-	n/a	n/a
EIRP(1)	$410,838	$399,117	$174,186	$333,056	$492,729
Equity awards(2)	$899,395	$404,423	$462,607	$440,439	$315,020
Total	$1,310,233	$803,540	$636,793	$773,495	$807,749
Disability:
Employment agreements(3)	$1,460,797	$484,978	$520.978	n/a	n/a
EIRP(1)	$410,838	$399,117	$174,186	$333,056	$492,729
Equity awards(2)	$899,395	$404,423	$462,607	$440,439	$315,020
Total	$2,771,029	$1,288,518	$1,157,771	$773,495	$807,749
Voluntary termination or retirement by executive:
Employment agreements	-	-	-	n/a	n/a
EIRP(1)	$410,838	$399,117	$138,115	$333,056	$425,952
Equity awards	-	-	-	-	-
Total	$410,838	$399,117	$138,115	$333,056	$425,952
Termination by the Company without Just Cause or by executive with Good Reason:
Employment agreements(3)	$1,460,797	$579,698	$624,723	n/a	n/a
EIRP(1)	$410,838	$399,117	$138,115	$333,056	$425,952
Equity awards	-	-	-	-	-
Total	$1,871,634	$978,815	$762,838	$333,056	$425,952
Termination in connection with a change in control (“CIC”):
Employment or CIC agreements	$1,955,463	$1,198,486	$1,288,237	$1,207,836	$993,073
EIRP(1)	$410,838	$399,117	$174,186	$333,056	$492,729
Equity awards(2)	$899,395	$404,423	$462,607	$440,439	$315,020
Total(4)	$3,265,696	$2,002,026	$1,925,030	$1,981,331	$1,800,822

(1)	Any unvested portion of the accumulated EIRP balance immediately vests upon death, disability or change in control. The EIRP balances for Messrs. Schrider, Mantua, and Caceres are fully vested. The executive’s vested account balance will be distributed to the executive following termination of employment either in a lump sum or in installments, based on the prior election of the executive.
(2)	The value of unvested restricted stock grants represents the intrinsic value of those awards based on the closing price of Company common stock on December 31, 2014 which was $26.08. Unvested restricted stock immediately vests upon death, disability, or a change in control. Stock options remain exercisable until the earlier of (a) two years from the date of death or one year from termination due to disability or (b) the expiration date of the stock options.
(3)	Assumes that in the event of termination Messrs. Schrider, Mantua and O’Brien would each receive his base salary plus medical benefits for the remainder of the term of his agreement which as of December 31, 2014 was 30 months for Mr. Schrider and 18 months for Messrs. Mantua and O’Brien. The total amount would be reduced by disability benefits payable under insurance programs maintained by the Company.
(4)	The payment shown is subject to reduction or revision if the aggregate payments trigger the payment of the excise tax under Section 280G of the Internal Revenue Code.

32

PROPOSAL II: A Non-Binding Resolution to Approve the Compensation

for the Named Executive Officers

The Dodd-Frank Wall Street Reform and Protection Act requires companies to submit to shareholders a non-binding vote on the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement. The board recommended and the shareholders elected to have this proposal submitted annually.

This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse the executive compensation program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in this proxy statement.”

This vote will not be binding on the board of directors and may not be construed as overruling a decision by the board nor to create or imply any additional fiduciary duty by the board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The board of directors believes that the compensation practices of Bancorp are designed to accomplish the objectives described in the Compensation Discussion and Analysis and that they are appropriately aligned to the long-term success of Bancorp and the interests of shareholders.

Voting Standard

In voting to approve the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On this matter, abstentions and broker non-votes will have no effect on the voting. Accordingly, it is particularly important that beneficial owners of our stock instruct their brokers or nominees how to vote their shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

33

PROPOSAL III: Approval of the 2015 Omnibus Incentive Plan

On January 28, 2015, the board of directors approved the Sandy Spring Bancorp, Inc. 2015 Omnibus Incentive Plan (the "2015 Plan"), subject to approval by our shareholders.

The board of directors believes that the adoption of the 2015 Plan is in the best interests of the Company and its shareholders. As a key element of our compensation program, the equity grants are designed to provide additional incentives to selected management, employees and directors of the Company and its subsidiaries in order to retain such persons whose efforts will facilitate the long-term growth and profitability of the Company. Shareholder approval of the 2015 Plan will accomplish the following:

•	Authorize 1,500,000 shares of common stock for issuance under the 2015 Plan;

•	Permit the Company to grant equity awards to eligible individuals pursuant to the 2015 Plan until the tenth anniversary of the date the 2015 Plan is approved by the Company's shareholders; and

•	Constitute approval for purposes of Section 162(m) of the Internal Revenue Code of the 2015 Plan and the performance goals set forth in the 2015 Plan, the attainment of which may be a condition to the grant and/or vesting of awards made under the 2015 Plan.

Our prior plan, the 2005 Omnibus Stock Plan (“2005 Plan”), expires on April 20, 2015. If shareholders do not approve the 2015 Plan, the Company will have no shares available for the award of equity compensation, resulting in the loss of an important compensation tool designed to align shareholder interests and attract, motivate and retain highly qualified talent.

Rationale for Adopting the 2015 Plan

In adopting the 2015 Plan, the Compensation Committee (the “committee” in this section) considered the number of shares required to continue making equity awards at levels consistent with past practice as well as the dilutive impact that the share reserve could have on our shareholders. The committee has determined that 1,500,000 shares should satisfy the Company’s compensation needs for at least the next five to seven years while maintaining acceptable levels of potential shareholder dilution. In its determination to adopt the 2015 Omnibus Plan, the committee considered analysis provided by PM&P, its independent compensation consultant, regarding key design features and the potential impact on shareholders.

While the use of equity is an important part of our compensation program, we are mindful of the responsibility to our shareholders to exercise judgment in the granting of equity awards. As a result, we evaluated both the "overhang percentage" and annual share usage, or "burn rate," in considering the advisability of the 2015 Plan and its potential impact on shareholders. At the end of the 2014 fiscal year, there were 1,017, 366 shares of common stock available for grant under the 2005 Plan that expires on April 20, 2015. Based on past practice, we anticipate that grants covering approximately 125,000 shares will be made under the 2005 Plan prior to its expiration, reducing the share reserve under the 2005 Plan to approximately 892,000 shares. Accordingly, the 1.5 million share reserve under the 2015 Plan, taking into account the shares that will not be available for grant after the existing plan expires, represents an incremental increase of only 608,000 (1.5 million less 892,000) in the number of shares available for grant after the transition to the 2015 Plan. After taking into account possible final grants under the 2005 Plan, the share overhang percentage is approximately 5.37%, covering shares subject to outstanding awards and available for grant. Assuming shareholder approval of the 2015 Plan, the overhang percentage will increase to approximately 7.79%, reflecting the incremental increase in the share reserve under the 2015 Plan.

34

The annual share usage, or burn rate, for the last three fiscal years has been 0.93% of outstanding shares. Although our future annual share usage will depend upon and be influenced by a number of factors, such as our compensation strategy, the number of plan participants and the price per share of Company common stock, the 1,500,000 shares of common stock reserved for issuance under the 2015 Plan will enable us to continue utilizing equity awards to meet our compensation objectives to attract, retain, motivate and reward talented personnel.

Highlights of the 2015 Plan

•	Minimum Vesting Periods for Awards. Subject to limited exceptions, the 2015 Plan prescribes a one-year minimum vesting period for all awards.

•	Share Counting. The 2015 Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant while shares withheld to cover taxes or used to pay the exercise price of stock options will not be available for future grant.

•	No Single-Trigger Vesting Upon a Change in Control. The 2015 Plan does not provide for vesting of equity awards based solely on the occurrence of a change in control, without an accompanying job loss.

•	No Repricing. The 2015 Plan prohibits repricing and exchange of underwater options and stock appreciation rights for cash or shares without shareholder approval.

Material Features of the 2015 Plan

The following is a summary of the material terms of the 2015 Plan. This summary is qualified in its entirety by reference to the 2015 Plan attached hereto as Exhibit A. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the 2015 Plan.

Purpose

The purpose of the 2015 Plan is to motivate and reward those employees and other individuals who are expected to perform at the highest level and contribute significantly to our success, thereby furthering our best interests and those of our shareholders.

Plan Term

The 2015 Plan will expire on the tenth anniversary of the date of shareholder approval. The plan will expire sooner if, prior to the end of the term, the maximum number of shares available for issuance under the 2015 Plan has been issued or the board of directors terminates the 2015 Plan.

Authorized Shares and Award Limits

Subject to adjustment (as described below), 1,500,000 shares of common stock (representing 6% of issued and outstanding shares as of the record date of this proxy) will be available for new awards under the 2015 Plan. Shares granted under the 2015 Plan and subject to an outstanding award that is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of the shares will again be available for issuance under the 2015 Plan. However, shares tendered or withheld in payment of an exercise price or in respect of taxes related to awards will not become available under the 2015 Plan.

Subject to adjustment (as described below), the maximum number of shares of our common stock that may be granted to any single individual during any calendar year is as follows: (i) stock options and SARs that relate to no more than 375,000 shares; (ii) restricted stock and RSUs that relate to no more than 375,000 shares; (iii) performance awards denominated in shares and other share-based awards that relate to no more than 375,000 shares; (iv) performance awards denominated in cash and other cash-based awards that relate to no more than $2,000,000.

35

Administration

The committee will administer the 2015 Plan and will have authority to:

•	designate participants;
•	determine the types of awards to be granted to each participant;
•	determine the number of shares to be covered by awards;
•	determine the terms and conditions of awards;
•	determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares, other awards, other property or net settlement;
•	determine the circumstances under which awards may be canceled, repurchased, forfeited or suspended;
•	interpret and administer the 2015 Plan and any instrument or agreement relating to, or award made under the 2015 Plan; and
•	make any other determination and take any other action that it deems necessary or desirable to administer the 2015 Plan.

To the extent permitted by applicable law, the committee may delegate to one or more officers the authority to grant awards under the 2015 Plan, other than awards to persons subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934.

Types of Awards

The 2015 Plan provides for grants of incentive and non-qualified stock options, SARs, restricted stock, RSUs, cash- or stock-based performance awards. The committee will determine the terms and conditions of all awards granted under the 2015 Plan, including the date(s) on which awards become vested, subject to the requirement that no equity-based award may vest prior to the first anniversary of the grant date, except in the event of the recipient’s death, disability, retirement or to the extent permitted under the 2015 Plan upon a Change in Control.

•	Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option will be determined by the committee at the time of grant but may not be less than the “fair market value” of a share of the Company’s common stock (defined under the 2015 Plan as the closing price of a share of common stock on the day prior to the grant date). The committee will determine the date on which each stock option becomes vested and exercisable and the expiration date of each option. No stock option will be exercisable more than ten years from the grant date, except that the committee may provide in an award agreement for an extension of such ten-year term in the event the exercise of the option would be prohibited by law on the expiration date. A grant of a stock option may not be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such options. Stock options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Internal Revenue Code.

•	SARs. A SAR represents a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share of common stock from the grant date over the exercise or hurdle price of such SAR. The per share exercise price of a SAR (except in the case of substitute awards) will be determined by the committee but may not be less than the “fair market value” of a share of common stock (as defined under the 2015 Plan and summarized above). The committee will determine the date on which each SAR may be exercised or settled, in whole or in part, and the expiration date of each SAR. However, no SAR will be exercisable more than ten years from the grant date. A grant of a SAR may not be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SAR.

•	Restricted Stock. Restricted stock is an award of shares of common stock that are subject to restrictions on transfer and a substantial risk of forfeiture.

36

•	RSUs. An RSU represents a contractual right to receive the value of a share of common stock at a future date, subject to specified vesting and other restrictions.
•	Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned upon the satisfaction of performance conditions specified by the committee. The performance conditions for awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code may include, but not be limited to, the following:

•	return measures (including, but not limited to, total shareholder return; return on equity; return on tangible common equity; return on tier 1 common equity; return on assets or net assets; return on risk-weighted assets; and return on capital (including return on total capital or return on invested capital));

•	revenues (including, but not limited to, total revenue; gross revenue; net revenue; revenue growth; and net sales);

•	income/earnings measures (including, but not limited to, earnings per share; earnings or loss (including earnings before or after interest, taxes, depreciation and amortization); gross income; net income after cost of capital; net interest income; non-interest income; fee income; net interest margin; operating income (before or after taxes); pre- or after-tax income or loss; pre- or after-tax operating income; net earnings; net income or loss (before or after taxes); operating margin; gross margin; and adjusted net income);

•	expense measures (including, but not limited to, expenses; operating efficiencies; non-interest expense and operating/efficiency ratios; and improvement in or attainment of expense levels or working capital levels (including cash and accounts receivable));

•	balance sheet/risk management measures (including, but not limited to, loans; deposits; assets; tangible equity; charge-offs; net charge-offs; non-performing assets or loans; risk-weighted assets; classified assets; criticized assets; allowance for loans and lease losses; loan loss reserves; asset quality levels; year-end cash; investments; interest-sensitivity gap levels; regulatory compliance; satisfactory internal or external audits; financial ratings; shareholders’ equity; tier 1 capital; and liquidity);

•	cash flow measures (including, but not limited to, cash flow or cash flow per share (before or after dividends); and cash flow return on investment);

•	share price measures (including, but not limited to, share price; appreciation in and/or maintenance of share price; and market capitalization);

•	strategic objectives (including, but not limited to, market share; debt reduction; operating efficiencies; customer satisfaction; customer or household growth; employee satisfaction; research and development achievements; branding; mergers and acquisitions; succession management; people development; management retention; expense reduction initiatives; reductions in costs; risk management; regulatory compliance and achievements; and recruiting and maintaining personnel); and

•	other measures (including, but not limited to, financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital or assets under management; and financing and other capital raising transactions).

These performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves.

37

Adjustments

In the event that the committee determines that, as result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of shares or other securities, issuance of warrants or other rights to purchase shares or other securities, issuance of shares pursuant to the anti-dilution provisions of securities, or other similar corporate transaction or event affecting Company shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, the committee will, subject to compliance with Section 409A of the Internal Revenue Code, adjust equitably any or all of:

•	the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate and individual limits under the 2015 Plan;

•	the number and type of shares or other securities subject to outstanding awards; and

•	the grant, purchase, or exercise price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

In addition, the committee is authorized to adjust the terms and conditions of, and the criteria included in, outstanding awards in recognition of events (including those events described above) affecting the Company or the financial statements of the Company, or changes in applicable laws, regulations or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, subject, in all such instances, to compliance with Section 162(m) of the Internal Revenue Code.

Effect of Termination of Service and Change in Control

The committee will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle or be forfeited. In the event of a Change in Control (as summarized below), the 2015 Plan provides for vesting of outstanding awards only upon a participant’s termination of employment, other than for Just Cause, during the 12-month period following the Change in Control. In addition, to maintain the participants’ rights in connection with a Change in Control, the Committee, may, as to any award, either at the time such award is made or any time thereafter, take any one or more of the following actions: (i) provide for the purchase of any such award for an amount of cash equal to the amount that could have been attained upon the exercise of such award or realization of the participant’s rights, had such award been currently exercisable or payable; or (ii) cause any award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after change in control.

Under the 2015 Plan, except as otherwise provided in a participant’s award agreement, “Change in Control” generally means the occurrence of one or more of the following events:

•	the acquisition of more than 25% of the combined voting power of outstanding Company securities (other than by an employee benefit plan or trust maintained by us);

•	the replacement of the majority of directors during any 12-month period, other than through the customary director nomination process;

•	the consummation of a merger or consolidation with another entity (unless Company voting securities outstanding immediately before such transaction continue to represent at least 50% of the combined voting power and total fair market value of the securities of the surviving entity, or if applicable, the ultimate parent thereof, outstanding immediately after such transaction); or

38

•	the transfer of Company assets having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries immediately before such transfer, but only to the extent that in connection with such transfer or within a reasonable period thereafter, shareholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of the Company and its subsidiaries immediately before such transfer.

Amendment and Termination

The board of directors may amend, alter, suspend, discontinue or terminate the 2015 Plan, subject to approval of our shareholders if required by applicable law or the rules of the Nasdaq stock exchange. The committee may also amend, alter, suspend, discontinue or terminate, or waive any conditions or rights under, any outstanding award. However, subject to the adjustment provision and change of control provision (each summarized above), any such action by the committee that would materially adversely affect the rights of a holder of an outstanding award may not be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the 2015 Plan to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations, or (ii) to impose any “clawback” or recoupment provisions on any awards in accordance with the 2015 Plan.

Cancellation or “Clawback” of Awards

The committee may, to the extent permitted by applicable law and stock exchange rules or by Company policy, cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the 2015 Plan or the sale of shares underlying such awards.

Prohibition on Repricing

Subject to the adjustment provision summarized above, the committee may not directly or indirectly, through cancellation or regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of our shareholders.

U.S. Federal Income Tax Consequences

Non-Qualified Stock Options

A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.

Incentive Stock Options

An incentive stock option is an option that meets the requirements of Section 422 of the Internal Revenue Code. A participant will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares will be taxable as long-term capital gain. The Company will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.

39

SARs

A participant generally will not recognize taxable income upon the grant of a SAR. Rather, at the time of exercise of the SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Company generally will be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and we will be allowed a corresponding tax deduction at that time. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

RSUs

A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time an RSU is granted. When the RSUs vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting, and the Company will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.

Performance Awards

A participant to whom a performance award is made will not recognize taxable income at the time such award is made. The participant will recognize taxable income, however, at the time cash or shares of common stock is released or paid to the award recipient, and the amount of such income will be the amount of the cash and/or the fair market value at such time of the shares. The tax basis of any such shares received by the participant pursuant to a performance grant award should be equal to the amount includable in the participant’s gross income as compensation in respect of such shares.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Internal Revenue Code generally limits the deductible amount of total annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2015 Plan) by a public company to each "covered employee" to no more than $1 million. Excluded from total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code. Unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2015 Plan will be subject to this limit.

40

Equity Compensation Plan Information

The following table gives information, as of December 31, 2014, about shares of common stock that may be issued upon the exercise of options and other equity awards under all compensation plans for which equity securities are reserved for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	224,381	$20.88	1,017,366
Equity compensation plans not approved by security holders	-	-

Total	224,381	$20.88	1,017,366

(1)	The figure shown represents outstanding options. There are no outstanding warrants or rights.

New Plan Benefits

The benefits that will be awarded under the 2015 Plan to particular individuals or groups cannot currently be determined. The number of awards (if any) that an individual may receive under the 2015 Plan is at the discretion of the committee and the committee has not determined future awards or who might receive them.

Voting Standard

In voting to approve the 2015 Plan, shareholders may vote for the resolution, against the resolution or abstain from voting. Approval of the adoption of the 2015 Plan requires the affirmative vote of a majority of the votes cast at the annual meeting. On this matter, abstentions will have no effect on the voting.

Any broker non-votes with respect to the adoption of the 2015 Plan will not be counted as shares represented at the meeting and entitled to vote and, consequently, will have no effect on the outcome of the vote. Accordingly, it is particularly important that beneficial owners of our stock instruct their brokers or nominees how to vote their shares. If the 2015 Plan is not approved by the shareholders, the 2015 Plan will not become effective.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
APPROVAL OF THE SANDY SPRING BANCORP, INC. 2015 OMNIBUS INCENTIVE PLAN

41

PROPOSAL IV: The Ratification of the Appointment of

Ernst & Young LLP as the

Independent Registered Public Accounting Firm for the Year 2015

The Audit Committee has engaged Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for fiscal year 2015. In accordance with established policy, the board is submitting this proposal to the vote of the shareholders for ratification. In the event the appointment is not ratified by a majority of the shareholders it is anticipated that no change in auditors will be made for the current year because of the difficulty and expense of making a change so long after the beginning of the year, but the vote will be considered in connection with the auditor appointment for 2016.

Representatives of EY will be present and available at the annual meeting to respond to appropriate questions.

Voting Standard

In voting to ratify the appointment of EY as the Company’s independent registered public accounting firm for 2015, shareholders may vote for the proposal, against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On this matter, abstentions will have no effect on the voting.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered for the audit of the annual financial statements of Sandy Spring Bancorp, Inc., and subsidiaries by Ernst & Young LLP for the years ended December 31, 2014 and December 31, 2013 together with fees billed for other services.

	Ernst & Young LLP	Ernst & Young LLP
	2014	2013
Audit Fees(1)	$490,000	$470,000
Audit-Related Fees		-
Tax Services		-
All Other Fees(2)	$95,000

(1)	Audit fees consist of fees for professional services rendered for the audit of the consolidated financial statements including the integrated audit of internal control over financial reporting, and review of financial statements included in the Company’s quarterly reports on Form 10-Q and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	All other fees consist of Form 1099 processing for Sandy Spring Trust clients.

42

Audit Committee's Preapproval Policies and Procedures for Services

The Audit Committee is required to pre-approve all auditing services and permitted non-audit services provided by the Company’s independent registered public accounting firm. There is an exception for preapproval of non-audit services if the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenues paid by it to its independent registered public accounting firms during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee. All audit services and permitted non-audit services to be performed by the Company's independent registered public accounting firm have been preapproved by the Audit Committee as required by SEC regulations and the Audit Committee's charter without exception.

Audit Committee Report

The Company's Audit Committee is appointed by the board of directors to assist the board in monitoring the integrity of the financial statements, compliance with legal and regulatory requirements, and the independence and performance of internal and external auditors. The committee (1) has reviewed and discussed the audited financial statements with management; (2) has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard 16 (Communications with Audit Committees); and (3) has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirement of the Public Company Accounting Oversight Board and discussed independence with the independent registered public accounting firm. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014. The committee also has considered whether the amount and nature of non-audit services rendered by Bancorp's independent registered public accounting firm are consistent with its independence.

March 4, 2015	Dennis A. Starliper, Chairman
Susan D. Goff
Robert E. Henel, Jr.
Gary G. Nakamoto
Robert L. Orndorff

43

Shareholder Proposals and Communications

From time to time, individual shareholders may wish to submit proposals that they believe should be voted upon by the shareholders. The SEC has adopted regulations that govern the inclusion of such proposals in the Company's annual proxy materials. Shareholder proposals intended to be presented at the 2016 annual meeting of shareholders may be eligible for inclusion in the proxy materials for that annual meeting if received at the Company’s executive offices not later than December 1, 2015 unless the date of the 2016 annual meeting is more than 30 days from May 6, 2016, in which case the deadline is a reasonable time before the Company begins to print and mail proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In addition, the Company's bylaws require that to be properly brought before an annual meeting, shareholder proposals for new business must be delivered to or mailed and received by the secretary not less than thirty nor more than ninety days prior to the date of the meeting; provided, however, that if less than forty-five days’ notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received not later than the fifteenth day following the date on which notice of the date of the meeting was mailed to shareholders or two days before the date of the meeting, whichever is earlier. Each such notice given by a shareholder must set forth certain information specified in the bylaws concerning the shareholder and the business proposed to be brought before the meeting.

Shareholders also may nominate candidates for election as a director, provided that such nominations are made in writing and received at the Company’s executive offices not later than January 1, 2016. The nomination should be sent to the attention of Ronald E. Kuykendall, General Counsel and Secretary, at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832, and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years, home and office addresses and telephone numbers, and a signed representation to timely provide all information requested by the Company for preparation of its disclosures regarding the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a shareholder present in person. The nominee must also be present in person at the annual meeting. A vote for a person who has not been duly nominated pursuant to these requirements will be deemed to be void.

Shareholders may communicate with the board of directors or any individual director by addressing correspondence to the board or such director in care of the secretary at the Company's main office by mail, courier, or facsimile or by e-mail through the Company’s investor relations area of its web site at www.sandyspringbank.com.

By order of the board of directors,

Ronald E. Kuykendall
General Counsel & Secretary

Olney, Maryland

March 31, 2015

44

Exhibit A

SANDY SPRING BANCORP, INC.

2015 OMNIBUS INCENTIVE PLAN

Section 1. Purpose. The purpose of the Sandy Spring Bancorp, Inc. 2015 Omnibus Incentive Plan (the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of Sandy Spring Bancorp, Inc. (together with its subsidiaries and any and all successor entities, the “Company”), thereby furthering the best interests of the Company and its shareholders.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Deferred Award, Other Cash-Based Award or Other Share-Based Award granted under the Plan.

“Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death.  If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

“Board” means the board of directors of the Company.

“Change in Control” means the occurrence of any one or more of the following events, except as otherwise provided in the Participant’s Award Agreement:

(i) any Person, other than an employee benefit plan or trust maintained by the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

A-1

(iii) the consummation of (A) a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person of assets of the Company, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s shareholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).

Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code and the regulations thereunder), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of the date of such Change in Control and shall be paid on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Code shall include any successor provision thereto.

“Committee” means the compensation committee of the Board unless another committee is designated by the Board.  If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

“Covered Employee” means an individual who is, for a given fiscal year of the Company, (i) a “covered employee” within the meaning of Section 162(m) of the Code or (ii) designated by the Committee by not later than 90 days following the start of such year (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

“Director” means any member of the Company’s Board and, for eligibility purposes, a director of any Subsidiary board of directors.

“Employee” means any individual employed by the Company or any Subsidiary or any prospective employee who has accepted an offer of employment from the Company or any Subsidiary.

A-2

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder.  Any reference to a provision in the Exchange Act shall include any successor provision thereto.

“Fair Market Value” means, with respect to Shares, the closing price of a Share on the day prior to the grant date or vesting, settlement or exercise date, as applicable (or, if there is no reported sale on such prior day, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee.

“Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to the provisions of Section 6, that meets the requirements of Section 422 of the Code.

“Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Cash-Based Award” means a cash Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

“Participant” means the recipient of an Award granted under the Plan.

“Performance Award” means an Award granted pursuant to Section 9.

“Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

“Restricted Stock” means any Share granted pursuant to Section 8.

“RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares.  Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof.  Awards of RSUs may include the right to receive dividend equivalents.

  “SAR” means any right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

“SEC” means the Securities and Exchange Commission.

A-3

“Section 162(m) Compensation” means “qualified performance-based compensation” under Section 162(m) of the Code.

“Shares” means shares of the Company’s common stock, $1.00 par value per Share.

“Subsidiary” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and (iii) any other company which the Committee determines should be treated as a “Subsidiary.”

Section 3. Eligibility. Any Employee, Director or any other individual who provides services to the Company or any Subsidiary shall be eligible to be selected to receive an Award under the Plan, to the extent an offer of an Award or a receipt of such Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 4. Administration.

(a) Administration of the Plan.  The Plan shall be administered by the Committee, which shall be appointed by the Board.  All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof.  The Committee may issue rules and regulations for administration of the Plan.  It shall meet at such times and places as it may determine.

(b) Composition of Committee.  To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) non-employee Directors within the meaning of Rule 16b-3 under the Exchange Act; and (iii) outside Directors pursuant to Section 162(m) of the Code.  The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.  To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Options and SARs or other Awards in the form of Share rights, except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act.

(c) Authority of Committee.  Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards, including without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.  Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan.  In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

A-4

Section 5. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 5(c), the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate 1,500,000 Shares. Shares to be delivered under this Plan shall be made available from authorized and unissued Shares.

(b) If any Award is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan.  For clarification, the following will not again become available for issuance under the Plan: (i) any Shares withheld in respect of taxes and (ii) any Shares tendered or withheld to pay the exercise price of Options.

(c) In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code, adjust equitably (including, without limitation, by payment of cash) any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a) and the individual limit specified in Section 5(e);

(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and

A-5

(iii) the grant, purchase or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) The following limits shall apply to the amount that may be awarded to any Participant during any calendar year, subject to adjustment as provided in Section 5(c): (i) Options and SARs that relate to no more than 375,000 Shares; (ii) Restricted Stock and RSUs that relate to no more than 375,000 Shares; (iii) Share-based Performance Awards that relate to no more than 375,000 Shares; and (iv) cash-based Performance Awards and Other Cash-Based Awards that relate to no more than $2,000,000.

Section 6. Options.  The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, subject to Section 6(f), such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option; provided that the Committee may (but shall not be required to) provide in an Award Agreement for an extension of such 10-year term in the event the exercise of the Option would be prohibited by law on the expiration date.

(c) The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.

(d) The Committee shall determine the method or methods by which, and the form or forms, including, but not limited to, cash, Shares, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price of the Shares as to which the Option shall be exercised, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(e) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options.

(f) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.  Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code).  Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options.  For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.  No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption of this Plan by the Board or (ii) the date of approval of this Plan by the Company’s shareholders.  In the case of a 10% shareholder, the exercise price per Share under an Incentive Stock Option shall not be less than 110% of the Fair Market Value on the date of grant of such Incentive Stock Option and the term of such Incentive Stock Option shall not exceed five years from the date of grant of such Incentive Stock Option.

A-6

Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b) The exercise price per Share under a SAR shall be determined by the Committee; provided, however, that, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR.  The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(f) No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs.

Section 8. Restricted Stock and RSUs.  The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The Award Agreement shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Stock or RSUs is entitled to voting rights, dividend rights or any other rights.

(b) Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

A-7

(c) The Committee may specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, paid on Awards of Restricted Stock or RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends, dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards; provided, however, that dividends, dividend equivalents or other distributions, as applicable, on Awards of Restricted Stock and RSUs with restrictions that lapse as a result of the achievement of performance conditions shall be deferred until and paid contingent upon the achievement of the applicable performance conditions.

(d) Any Share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(e) If, and to the extent the Committee intends that an Award granted under this Section 8 shall constitute or give rise to Section 162(m) Compensation, such Award shall be structured in accordance with the requirements of Section 9, including the performance criteria set forth therein and the Award limitation set forth in Section 5(e), and any such Award shall be considered a Performance Award for purposes of the Plan.

(f) If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

(g) The Committee may determine the form or forms (including cash or Shares or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 9. Performance Awards.  The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

A-8

(b) If the Committee intends that a Performance Award should constitute Section 162(m) Compensation for purposes of this Plan, such Performance Award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures or any other performance measure reasonably determined by the Committee, with respect to the Company:

(i) return measures (including, but not limited to, total shareholder return; return on equity; return on tangible common equity; return on tier 1 common equity; return on assets or net assets; return on risk-weighted assets; and return on capital (including return on total capital or return on invested capital));

(ii) revenues (including, but not limited to, total revenue; gross revenue; net revenue; revenue growth; and net sales);

(iii) income/earnings measures (including, but not limited to, earnings per share; earnings or loss (including earnings before or after interest, taxes, depreciation and amortization); gross income; net income after cost of capital; net interest income; non-interest income; fee income; net interest margin; operating income (before or after taxes); pre- or after-tax income or loss; pre- or after-tax operating income; net earnings; net income or loss; operating margin; gross margin; and adjusted net income);

(iv) expense measures (including, but not limited to, expenses; operating efficiencies; non-interest expense and operating/efficiency ratios; and improvement in or attainment of expense levels or working capital levels (including cash and accounts receivable));

(v) balance sheet/risk management measures (including, but not limited to, loans; deposits; assets; tangible equity; charge-offs; net charge-offs; non-performing assets or loans; risk-weighted assets; classified assets; criticized assets; allowance for loans and lease losses; loan loss reserves; asset quality levels; year-end cash; investments; interest-sensitivity gap levels; regulatory compliance; satisfactory internal or external audits; financial ratings; shareholders’ equity; tier 1 capital; and liquidity);

(vi) cash flow measures (including, but not limited to, cash flow or cash flow per share (before or after dividends); and cash flow return on investment);

(vii) share price measures (including, but not limited to, share price; appreciation in and/or maintenance of share price; and market capitalization);

(viii) strategic objectives (including, but not limited to, market share; debt reduction; operating efficiencies; customer satisfaction; customer or household growth; employee satisfaction; research and development achievements; branding; mergers and acquisitions; succession management; people development; management retention; expense reduction initiatives; reductions in costs; risk management; regulatory compliance and achievements; and recruiting and maintaining personnel); and

A-9

(ix) other measures (including, but not limited to, financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital or assets under management; and financing and other capital raising transactions).

Performance criteria may be measured on an absolute or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves.  Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.  Except in the case of an Award intended to qualify as Section 162(m) Compensation, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.  Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation or requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.  Notwithstanding any provision of the Plan to the contrary, with respect to any Award intended to be Section 162(m) Compensation, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 9(b) applies upon attainment of such pre-established formula.

(c) Settlement of Performance Awards shall be in cash or Shares, other Awards, or any combination thereof, as determined in the discretion of the Committee.  The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of a Participant’s termination of service.

(d) Unless otherwise provided in the applicable Award Agreement, the Committee may provide for the payment of dividend equivalents on Performance Awards either in cash or in additional Shares, subject in all cases to payment on a deferred and contingent basis based on the Participant’s earning of the Performance Shares upon achievement or satisfaction of performance conditions specified by the Committee with respect to which such dividend equivalents are paid.

(e) Performance Awards shall be settled only after the end of the relevant Performance Period.  The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award but, to the extent required by Section 162(m) of the Code, may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation.  Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as Section 162(m) Compensation.

A-10

Section 10. Effect of Termination of Service or a Change in Control on Awards.

(a) The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of the Participant’s termination of service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.

(b) Notwithstanding any other provision of the Plan to the contrary, and unless otherwise provided in the award Agreement, in the event of a Change in Control:

(i) Any options and Stock Appreciation Rights outstanding which are not then exercisable and vested, shall become fully exercisable and vested upon the termination of the participant’s employment, other than for Just Cause, during the Applicable Period.

(ii) The restrictions applicable to any Restricted Stock or Restricted Stock Unit Award which are not performance-based shall lapse and such Restricted Stock or Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable upon the termination of the participant’s employment, other than for Just Cause, during the Applicable Period.

(iii) The conditions applicable to any Performance Award shall be deemed satisfied at the target level and shall become free of all restrictions and become fully vested and transferable upon the termination of the participant’s employment, other than for Just Cause, during the Applicable Period.

(c) For purposes of this Section 10 and unless otherwise provided in the Award Agreement, (i) the term “Applicable Period” shall mean the twelve (12) month period ending on the first anniversary of a Change in Control and (ii) a termination for “Just Cause” shall mean termination on account of the occurrence of any of the following events: (i) personal dishonesty; (ii) willful misconduct; (iii) breach of fiduciary duty involving personal profit; (iv) intentional failure to perform duties; or (v) willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease-and-desist order. Notwithstanding the foregoing, it is expected that the Participant will perform all duties and responsibilities of his or her position, and the Participant shall have the right to cure non-performance, to the extent such performance is reasonably capable of being cured, and shall promptly comply upon receipt of written notice of non-performance that the Company alleges to be Just Cause, with the requirements of such notice, and further if the Participant shall not comply with such notice to the satisfaction of the Company within forty-eight (48) hours after delivery thereof (except if such compliance cannot be reasonably completed within forty-eight (48) hours, if the Officer shall not commence to comply within such period and thereafter proceed to completion with due diligence) the Company shall have the right to proceed with termination for Just Cause.

(d) In order to maintain the participants’ rights in the event of a Change in Control, the Committee, as constituted before such Change in Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the participant’s rights, had such Award been currently exercisable or payable; or (ii) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement, as it may deem equitable and in the best interests of the Company.

A-11

Section 11. General Provisions Applicable to Awards.

(a) Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company.  Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Committee (except with respect to Incentive Stock Options) or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 11(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative.  The provisions of this Section 11(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.

(f) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

A-12

(g) The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

(h)  Notwithstanding anything in the Plan to the contrary, no equity-based Award shall vest or become exercisable prior to the first anniversary of the date of grant, except to the extent that the Committee shall specify in the Award Agreement that the Award shall vest upon the Participant’s death, disability (as defined in the Award Agreement), retirement (as defined in the Award Agreement) or as provided in Section 10(b).

  Section 12. Amendment and Terminations.

(a) Amendment or Termination of the Plan.  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 10, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 18.

(b) Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

(c) Terms of Awards.  The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 10, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 18; provided further, that the Committee’s authority under this Section 12(c) is limited in the case of Awards subject to Section 9(b).   Except as provided in Section 9, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

A-13

(d) No Repricing.  Notwithstanding the foregoing, except as provided in Section 5(c), no action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof without approval of the Company’s shareholders.

Section 13. Miscellaneous.

(a) No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.  Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants.  The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary.  The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided that if the Committee allows the withholding or surrender of Shares to satisfy the Participant’s tax withholding obligations, the Company shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(e) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

A-14

(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14. Effective Date of the Plan. This Plan shall be submitted to the shareholders of the Company for approval at the Company’s 2015 annual meeting of shareholders and, if so approved, the Plan shall become effective as of the date the Plan was approved by the shareholders (the “Effective Date”).

Section 15. Term of the Plan.  No Award shall be granted under the Plan after the earliest to occur of (i) the tenth anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 12(a).  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 16. Cancellation or “Clawback” of Awards.  The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes relating to clawback or recoupment.  Notwithstanding anything to the contrary contained herein, the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

Section 17. Section 409A of the Code.  With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict.  Notwithstanding anything else in the Plan, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code.  If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

A-15

Section 18. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity.

Section 19. Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Maryland, without application of the conflicts of law principles thereof.

* * * *

A-16

Sandy Spring Bancorp

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Time, on May 6, 2015.

Vote by Internet

- Go to **www.investorvote.com/sasr**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

Nominee	For	Withhold
01 - Ralph F. Boyd, Jr.	☐	☐
02 - Susan D. Goff	☐	☐
03 - Robert L. Orndorff	☐	☐
04 - Daniel J. Schrider	☐	☐

+

Proposal	For	Against	Abstain
2. A non-binding resolution to approve the compensation for the named executive officers.	☐	☐	☐
3. Approval of the 2015 Omnibus Incentive Plan	☐	☐	☐
4. Ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm for 2015.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

4 3 D V +

0213VC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Sandy Spring Bancorp

Proxy — Sandy Spring Bancorp, Inc.

Notice of 2015 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting

Craig A. Ruppert and Dennis A. Starliper, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Sandy Spring Bancorp, Inc. to be held on May 6, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxy holders will have authority to vote FOR each of the director-nominees (Proposal 1), FOR the non-binding resolution to approve the compensation for the named executive officers (Proposal 2), FOR the approval of the 2015 Omnibus Incentive Plan (Proposal 3) and FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2015 (Proposal 4).

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)